EXECUTION COPY





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                       SECOND AMENDED AND RESTATED LIMITED
                           LIABILITY COMPANY AGREEMENT

                                       of

                             RALPH LAUREN MEDIA, LLC

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                            Dated as of May 18, 2000

              Second Amended and Restated Limited Liability Company
                                  Agreement of
                             Ralph Lauren Media, LLC

                                TABLE OF CONTENTS

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                                    ARTICLE I

DEFINITIONS .................................................................  2

                                   ARTICLE II

FORMATION AND CONDUCT ....................................................... 19
     2.1  Formation and Purpose ............................................. 19
     2.2  Name .............................................................. 20
     2.3  Principal Office and Place of Business ............................ 20
     2.4  Term .............................................................. 20
     2.5  Registered Office and Agent ....................................... 20
     2.6  Qualification in Other Jurisdictions .............................. 20
     2.7  No Liability to Third Parties ..................................... 20
     2.8  Business Purpose .................................................. 21
     2.9  Business Launch ................................................... 21
     2.10 Initial Activities ................................................ 21
     2.11 Membership Interests .............................................. 22
     2.12 Admission of Additional Members ................................... 23
     2.13 Relinquishment of Class B Membership Interests and Class C
          Membership Interests .............................................. 23
     2.14 Redemption of Class B Membership Interests and Class C Membership
          Interests ......................................................... 25
     2.15 [Reserved] ........................................................ 25
     2.16 Employment by the Company ......................................... 25
     2.17 "Drag-Along" Rights Against Class B Members and Class C Members ... 25
     2.18 "Tag-Along" Rights of Class B Members and Class C Members ......... 26
     2.19 Authorization of Actions Taken by the Company ..................... 28
            (a)  Ancillary Agreements ....................................... 28
            (b)  Formation .................................................. 28
            (c)  Bank Accounts .............................................. 28

                                   ARTICLE III

OPERATIONS .................................................................. 29
     3.1  Books and Records ................................................. 29
            (a) Books and Accounts .......................................... 29
            (b) Other Records ............................................... 29
     3.2  Financial Statements; Information; Bank Accounts .................. 29
            (a) Preparation in Accordance with GAAP ......................... 30
            (b) Monthly Reports ............................................. 30

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            (c) Quarterly Report ............................................ 30
            (d) Annual Reports .............................................. 30
            (e) Other Reports ............................................... 30
            (f) Bank Accounts ............................................... 31
     3.3  Auditors .......................................................... 31
     3.4  Fiscal Year ....................................................... 31
     3.5  Demand Registration ............................................... 31
     3.6  Piggyback Registrations ........................................... 34
     3.7  Lock-Up Provision ................................................. 36
     3.8  Exchange of Membership Interests for Common Stock ................. 37
     3.9  Employees and Benefit Matters ..................................... 37
            (a) Generally ................................................... 37
            (b) Member Responsibility ....................................... 37
            (c) Non-Solicitation ............................................ 37
     3.10 Expense Reimbursement ............................................. 38
     3.11 The Members as Third Party Beneficiaries .......................... 38
     3.12 Deadlocks ......................................................... 38
            (a) Deadlocks of Managers ....................................... 38
            (b) Deadlocks of Class A Members ................................ 38
            (c) Continuation of Business .................................... 39
            (d) Polo Deadlock Call .......................................... 39
            (e) Media Members Sale Right .................................... 39
     3.13 Change of Control ................................................. 42
            (a) Change of Control of a Member ............................... 42
            (b) Continuation of Business .................................... 42
            (c) NBC Change of Control Call .................................. 42
            (d) Polo Change of Control Sale ................................. 43
     3.14 Polo Buyout Right ................................................. 43
     3.15 Material Deadlock, Change of Control and Polo Buyout Right,
          Pricing, Deferred Compensation and Closing ........................ 44
            (a) Price of the Media Members Membership Interests ............. 44
            (b) [Reserved] .................................................. 44
            (c) Closing ..................................................... 44
            (d) Services Agreement .......................................... 45
     3.16 Media Members IPO Right ........................................... 45
     3.17 Certain Restrictions .............................................. 46

                                   ARTICLE IV

RIGHTS AND REPRESENTATIONS AND WARRANTIES OF MEMBERS ........................ 46
     4.1  Members' Rights ................................................... 46
     4.2  Representations and Warranties .................................... 46

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            (a) Due Organization ............................................ 47
            (b) Authorization and Validity of Agreement ..................... 47
            (c) No Breach or Government Approvals ........................... 47
            (d) Certain Fees ................................................ 47
            (e) Legal Proceedings ........................................... 48
            (f) Employee Benefits Programs .................................. 48
            (g) SEC Filings ................................................. 48
            (h) Acknowledgment .............................................. 49
     4.3  Representations and Warranties of JM .............................. 49
     4.4  Title to Company Assets ........................................... 50

                                    ARTICLE V

MANAGEMENT .................................................................. 51
     5.1  Management by Managers ............................................ 51
     5.2  Management Committee .............................................. 51
            (a) Number; Composition ......................................... 51
            (b) Appointment of Managers ..................................... 51
            (c) Voting ...................................................... 51
            (d) Quorum ...................................................... 51
            (e) Required Vote for Action .................................... 51
            (f) Term ........................................................ 51
            (g) Vacancy ..................................................... 52
            (h) Removal ..................................................... 52
            (i) Resignation ................................................. 52
     5.3  Action Requiring Unanimous Vote of Polo Managers and the Media
          Managers; Unanimous Vote of the Class A Members ................... 52
            (a) Unanimous Vote of the Managers .............................. 52
            (b) Unanimous Vote of the Class A Members ....................... 54
     5.4  Business Plan ..................................................... 55
     5.5  Limitation on Management Committee Authority ...................... 55
     5.6  Meetings of the Management Committee .............................. 55
     5.7  Methods of Voting; Proxies ........................................ 56
     5.8  Order of Business ................................................. 56
     5.9  Actions Without a Meeting ......................................... 56
     5.10 Telephone and Similar Meetings .................................... 57
     5.11 Compensation of Managers .......................................... 57
     5.12 Media Representative .............................................. 57
     5.13 Waiver of Certain Claims .......................................... 57

                                   ARTICLE VI

OFFICERS .................................................................... 57
     6.1  Designation Term; Qualifications .................................. 57
     6.2  Chief Executive Officer ........................................... 58

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     6.3  Chief Financial Officer ........................................... 58
     6.4  Vice President .................................................... 59
     6.5  Secretary ......................................................... 59
     6.6  Treasurer ......................................................... 59
     6.7  Other Officers .................................................... 59
     6.8  Removal and Resignation ........................................... 59
     6.9  Vacancies ......................................................... 59
     6.10 Duties ............................................................ 60

                                   ARTICLE VII

MEETINGS OF CLASS A MEMBERS ................................................. 60
     7.1  Meetings of Class A Members ....................................... 60
     7.2  Place of Meetings of Class A Members .............................. 60
     7.3  Notice of Meetings of Class A Members ............................. 60
     7.4  Fixing of Record Date ............................................. 60
     7.5  Quorum ............................................................ 60
     7.6  Methods of Voting; Proxies ........................................ 61
     7.7  Conduct of Meetings ............................................... 61
     7.8  Voting on Matters ................................................. 61
     7.9  Registered Members ................................................ 61
     7.10 Actions Without a Meeting ......................................... 62
     7.11 Telephone and Similar Meetings .................................... 62

                                  ARTICLE VIII

CONTRIBUTIONS; CAPITAL ACCOUNTS ............................................. 62
     8.1  Initial Contributions ............................................. 62
     8.2  Additional Contributions .......................................... 63
     8.3  Enforcement of Commitments ........................................ 63
     8.4  Maintenance of Capital Accounts ................................... 64
     8.5  No Obligation to Restore Deficit Balance .......................... 65
     8.6  Withdrawal; Successors ............................................ 65
     8.7  Interest .......................................................... 65
     8.8  Investment of Capital Contributions ............................... 65
     8.9  Advances to the Company ........................................... 65
     8.10 Initial Public Offering ........................................... 65

                                   ARTICLE IX

ALLOCATIONS AND DISTRIBUTIONS ............................................... 66
     9.1  Profits and Losses ................................................ 66
     9.2  Profits ........................................................... 66
     9.3  Losses ............................................................ 67
     9.4  Special Allocations ............................................... 67
            (a) Qualified Income Offset ..................................... 67
            (b) Gross Income Allocation ..................................... 67
            (c) Curative Allocations ........................................ 67

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            (d) Elective Gross Allocations .................................. 68
            (e) Subsequent Adjustments to Income ............................ 68
     9.5  Other Allocation Rules ............................................ 68
     9.6  Tax Allocations ................................................... 69
            (a) General Rules ............................................... 69
            (b) Mandatory Allocations Under Code Section 704(c) ............. 69
            (c) Tax Allocations Binding ..................................... 70
            (d) Contributions ............................................... 70
     9.7  Distributions to Members .......................................... 70
            (a) Amounts and Timing .......................................... 70
            (b) Amounts Withheld ............................................ 71
            (c) Draws for Payment of Estimated Taxes ........................ 71

                                    ARTICLE X

TAXES ....................................................................... 72
     10.1 Tax Characterization .............................................. 72
     10.2 Tax Matters Partner, Etc. ......................................... 72
     10.3 Tax Returns ....................................................... 73
     10.4 Section 83(b) Elections ........................................... 73

                                   ARTICLE XI

TRANSFER OF MEMBERSHIP INTEREST ............................................. 73
     11.1 Compliance with Securities Laws ................................... 73
     11.2 Transfer of Membership Interest ................................... 74
     11.3 Obligations of a Withdrawing Member ............................... 75
            (a) Generally ................................................... 75
            (b) Non-Disclosure by a Withdrawing Member ...................... 75
            (c) Survival .................................................... 75
     11.4 Encumbrances ...................................................... 75
     11.5 Effect of Unauthorized Transfer ................................... 75
     11.6 Standstill Agreement .............................................. 76

                                   ARTICLE XII

DISSOLUTION ................................................................. 77
     12.1 Events of Dissolution ............................................. 77
     12.2 Liquidation and Distribution Following Dissolution ................ 78
     12.3 Final Accounting .................................................. 79
     12.4 Winding Up and Certificate of Dissolution ......................... 79
     12.5 Use of the Company Name, Etc. Upon Dissolution, Winding Up and
          Termination ....................................................... 79
     12.6 Payments Upon Certain Dissolutions ................................ 80

                                  ARTICLE XIII

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[RESERVED] .................................................................. 81

                                   ARTICLE XIV

INDEMNIFICATION OF MEMBERS, MANAGERS AND OFFICERS ........................... 81
     14.1 Indemnification by a Class A Member ............................... 81
     14.2 Indemnification by the Company .................................... 81
     14.3 Survival; Limitations; Procedures ................................. 82
     14.4 Third-Party Dealings With Members ................................. 83
     14.5 Insurance ......................................................... 83
            (a) Generally ................................................... 83
            (b) Liability Insurance ......................................... 84
     14.6 Report to Members ................................................. 84

                                   ARTICLE XV

CLOSING DELIVERIES .......................................................... 84
     15.1 Closing Deliveries of Polo ........................................ 84
     15.2 Closing Deliveries of the Original Media Members .................. 85

                                   ARTICLE XVI

MISCELLANEOUS ............................................................... 85
     16.1 Notices ........................................................... 85
     16.2 Public Announcements and Other Disclosure ......................... 86
     16.3 Headings and Interpretation ....................................... 86
     16.4 Entire Agreement .................................................. 86
     16.5 Binding Agreement ................................................. 86
     16.6 Saving Clause ..................................................... 86
     16.7 Counterparts ...................................................... 87
     16.8 Governing Law ..................................................... 87
     16.9 No Membership Intended for Nontax Purposes ........................ 87
     16.10  No Rights of Creditors and Third Parties under Agreement ........ 87
     16.11  Amendment or Modification of Agreement .......................... 87
     16.12  Specific Performance ............................................ 87
     16.13  General Interpretive Principles ................................. 88
     16.14  Consent to Jurisdiction ......................................... 88
     16.15  Certain Obligations ............................................. 88

                       SECOND AMENDED AND RESTATED LIMITED
                           LIABILITY COMPANY AGREEMENT

                                       of

                             RALPH LAUREN MEDIA, LLC


         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Ralph Lauren Media, LLC, a Delaware limited liability company (the "Company"), dated as of May 18, 2000, by and among Polo Ralph Lauren Corporation, a Delaware corporation ("Polo"), National Broadcasting Company, Inc., a Delaware corporation ("NBC"), ValueVision International, Inc. ("ValueVision"), a Minnesota corporation, CNBC.com LLC, a Delaware limited liability company ("CNBC.com"), NBC Internet, Inc., a Delaware corporation ("NBCi" and together with NBC, CNBC.com and ValueVision, the "Original Media Members"), and Jeffrey D. Morgan ("JM"). Certain capitalized terms used herein are defined in Article I of this Agreement and, if not otherwise defined herein, shall have the meanings ascribed to such terms in the Operating Agreement, dated as of February 7, 2000, by and among Polo, the Original Media Members and the Company (the "Operating Agreement").

         WHEREAS, Polo filed a Certificate of Formation on February 2, 2000 for the Company on behalf of itself and the Original Media Members pursuant to the provisions of the Act;

         WHEREAS, a Limited Liability Agreement for the Company was duly adopted by Polo pursuant to and in accordance with the Act on February 2, 2000 (the "Original Agreement");

         WHEREAS, the Original Agreement was amended and restated as of February 7, 2000 by the Amended and Restated Limited Liability Company Agreement (the "Existing Agreement") of the Company to permit the admission of the Original Media Members as Members;

         WHEREAS, Polo and the Original Media Members wish to enter into this Second Amended and Restated Limited Liability Company Agreement of the Company to permit the admission of JM as a Member and the issuance of Membership Interests to employees from time to time and to provide for certain rights and obligations of JM hereunder; and

         WHEREAS, Polo, the Original Media Members and JM desire to set forth their respective rights and obligations as members of the Company and to provide for the operation and governance of the Company.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereby agree to amend and restate the Existing Agreement in its entirety to read as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "Accessories": Eyewear, jewelry, watches, leather goods, handbags, luggage, golf bags, fragrances, skin care, cosmetics and other beauty products and any other similar products, in each case that bear or are otherwise marketed, advertised or promoted under any of the Polo and Ralph Lauren Brands.

         "Act": The Delaware Limited Liability Company Act, Title 6, Chapter 18,
     Section 101 et seq. of the Delaware Code, and all amendments to the Act.

         "Additional Contribution": An additional Capital Contribution (other than a ValueVision Additional Contribution) payable by the Class A Members to the Company pursuant to Article VIII.

         "Additional Contribution Share": A Class A Member's proportionate share of an Additional Contribution equal to the product of (i) such Class A Member's Sharing Ratio and (ii) such Additional Contribution, or as otherwise agreed by the Class A Members under Section 8.2.

         "Adjusted Capital Account Deficit": With respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i credit to such Capital Account the minimum gain chargeback that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (ii debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and
         1.704-l(b)(2)(ii)(d)(6) of the Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Advertising Agreement": Advertising Agreement, dated as of February 7, 2000, by and between the Company and NBC.

         "Affiliate": A Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with, the Person specified, for so long as such Person remains so associated to the specified Person. Control means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Contributions": As defined in Section 12.6.

         "Agreement": This Second Amended and Restated Limited Liability Company Agreement, as the same may be amended, modified or otherwise supplemented from time to time, all in accordance with this Agreement and the Act.

         "Ancillary Agreements": License Agreement, Supply Agreement, Services Agreement, Advertising Agreement, Promotion Agreement and Operating Agreement.

         "Annual Advertising Obligation": As defined in the Operating Agreement.

          "Apparel": Clothing products, including, men's, women's, children's apparel, swimwear, loungewear, intimate apparel, underwear, socks, hosiery, sports specialty apparel, outerwear, footwear and all other items included in International Trademark Class 25, in each case that bear or are otherwise marketed, advertised or promoted under any of the Polo and Ralph Lauren Brands.

         "Auditors": As defined in Section 3.3.

          "Budget": The capital and operating budgets of the Company for any quarterly period or Fiscal Year, prepared by the management of the Company and approved by the Management Committee in accordance with Section 5.4, including all amendments, modifications and revisions thereto, as approved in accordance with Section 5.4.

         "Business": Any business that the Company operates in accordance with the Business Purpose set forth in Section 2.8.

         "Business Day": Any day other than Saturday, Sunday or any legal holiday observed in the State of Delaware or New York.

         "Business Plan": As defined in Section 5.4(a), including the Initial Business Plan.

         "Business Purpose": As defined in Section 2.8.

         "Capital Account": The account maintained for a Member determined in accordance with Article VIII.

         "Capital Contribution": Any contribution of Property or services made by or on behalf of a Class A Member in accordance with the terms of this Agreement.

         "Catalog": One or more direct marketing publications developed and produced, or subcontracted to a third party, by the Company for the promotion and sale of Polo Products under the Licensed Brands.

         "Cause": As defined in the JM Employment Agreement.

         "CEO": As defined in Section 6.1.

         "Certificate of Formation": The Certificate of Formation of the Company, as amended from time to time, and filed with the Secretary of State of Delaware.

         "CFO": As defined in Section 6.1.

         "Change of Control": Either a Polo Change of Control or an NBC Change of Control.

         "Class": The classes into which the Membership Interests may be classified or divided from time to time pursuant to the provisions of this Agreement.

         "Class A Member": Any Member holding Class A Membership Interests.

         "Class A Membership Interest": Any Membership Interest classified as such pursuant to the provisions of this Agreement.

         "Class B Member": Any Member holding Class B Membership Interests.

         "Class B Membership Interest": Any Membership Interest classified as such pursuant to the provisions of this Agreement.

         "Class B Change of Control": (1) The Initial Class A Members (and/or their Affiliates), individually and/or in the aggregate, hold less than a majority of the voting power of the Company's outstanding equity securities and (2) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any successor thereto) (other than the Initial Class A Members and/or their Affiliates) holds equity securities of the Company representing a greater percentage of the voting power of the Company's outstanding equity securities than is held by the Initial Class A Members and/or their Affiliates, in the aggregate.

         "Class C Member": Any Member holding Class C Membership Interests.

         "Class C Membership Interest": Any Membership Interest classified as such pursuant to the provisions of this Agreement.

         "Closing": The initial transfer of the ValueVision Initial Capital Contribution to the Company and the consummation of the other transactions contemplated by the Existing Agreement and the Operating Agreement on the Closing Date and the delivery of all certificates and other documents necessary in connection therewith.

         "Closing Date": The date on which the Existing Agreement and the Ancillary Agreements were executed and delivered.

         "CNBC.com": CNBC.com LLC, a Delaware limited liability company, and any successor thereof.

         "Code": The Internal Revenue Code of 1986, as amended from time to time.

         "Collection Brands": Purple Label, Black Label and Collection and other similarly positioned premier, high-end, limited distribution Polo and Ralph Lauren Brands that may be developed or acquired in the future.

         "Commitment": The Capital Contributions that a Class A Member is obligated to make, including the ValueVision Additional Contributions and any Additional Contribution Share of a Class A Member.

         "Company": Ralph Lauren Media, LLC, a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

         "Company Assets": Any rights or assets, whether tangible or intangible, acquired by the Company pursuant to this Agreement or any Ancillary Agreement, contributed by the Members in accordance with the terms of this Agreement or any Ancillary Agreement or otherwise acquired by the Company.

         "Company Customer Data": As defined in Section 3.1(b).

         "Company Securities": As defined in Section 3.5(d).

         "Continuing Member": As defined in Section 11.2.

         "Cumulative Losses": As defined in Section 12.6.

         "Damages": As defined in Section 14.1.

         "Default Interest Rate": The prime rate published by the Wall Street Journal for the last Business Day on which a Commitment is payable.

         "Delinquent Member": A Member who has failed to meet the Commitment of that Member.

         "Demand Registrable Securities": Any common stock held by a holder or issuable to a holder upon the exchange of Class A Membership Interests pursuant to Section 3.8, and any other securities which may be issued or distributed in respect of such common stock by way of distribution, recapitalization, reclassification or similar transaction.

         "Demand Registration": As defined in Section 3.5.

         "Disability": As defined in the JM Employment Agreement.

         "Disposition or Dispose": Any sale, assignment, exchange, mortgage, pledge, grant, hypothecation, lease or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

         "Distribution": A transfer of Property of the Company to a Member on account of a Membership Interest as described in Article IX.

         "Distribution Interest": As defined in Section 9.7(a)(iv).

         "Employee Member": Any employee or former employee of the Company to whom Class B Membership Interests or Class C Membership Interests are allocated.

         "Exchange Act": the Securities Exchange Act of 1934, as amended.

         "Existing Agreement": As defined in the recitals.

         "Fair Market Value":

                  (i) Fair Market Value of a Membership Interest means, as of any date (the "Computation Date"), the value of a Membership Interest as mutually determined by the Media Representative and Polo, or if the Media Representative and Polo cannot agree, then the Fair Market Value of any Membership Interest shall be (A) determined by (x) calculating the aggregate realizable value of all Membership Interests as of the Computation Date (the "Total Value"), assuming a sale of the Company in its entirety in a transaction or a series of related transactions to a third party on an arm's length basis in a controlled auction process designed to maximize membership value by attracting all possible bidders and (y) dividing the Total Value by the Membership Interest (the "Auction Value FMV") or (B) that which would be negotiated in an arm's length transaction (effected as of the Computation Date) between two willing parties after giving effect to any increased cost of ValueVision's services as provided in Section 3.15(d) (the "Private Value FMV"), as applicable. For all determinations of Fair Market Value, the License Agreement and the Supply Agreement shall be deemed to run for the remaining balance of their respective terms.

                  (ii) If Polo and the Media Representative cannot agree on a Fair Market Value of a Membership Interest as set forth in paragraph
         (i) above within 30 days after the date of notice of the event giving rise to such Fair Market Value determination, the Media Representative and Polo shall each appoint a nationally recognized investment bank as promptly as practicable and in any event within seven days following the expiration of such 30-day period to determine the Fair Market Value of such Membership Interest as of the Computation Date as promptly as possible thereafter and in any event within 30 days of such appointment. In the event that the higher of the two values determined by the investment banks is equal to or less than 110% of the lower value, then the Fair Market Value of such Membership Interest shall be the average of the two. In the event that the higher value is greater than 110% of the lower value, then the two investment banks shall promptly appoint a third investment bank of nationally recognized standing to determine the Fair Market Value of such Membership Interest. The third investment bank shall have 30 days to render its determination of the Fair Market Value and the average of the two closest such determinations (of the three investment banks) shall be the Fair Market Value of such Membership Interest. The third investment bank will not be permitted to see or otherwise have access to, or be informed of, the results of the determinations made by the first two investment banks. Each investment bank engaged pursuant to this clause (ii) shall promptly deliver to each of Polo and the Media Representative a written notice in reasonable detail of its determination of the Fair Market Value made pursuant to the foregoing. In the event that the determination made by the third investment bank is higher than the higher of the two previous determinations, the costs of the third investment bank shall be borne by the Member whose investment bank submitted the lower of the two previous determinations. In the event that the determination made by the third investment bank is lower than the lower of the two previous determinations, the costs of the third investment bank shall be borne by the Member whose investment bank submitted the higher of the two previous determinations. Except as set forth in the two immediately preceding sentences, each Member shall be responsible for the percentage represented by such Member's Membership Interest of all costs incurred in connection with the determination of the Fair Market Value set forth herein.

         "Fair Value": The amount that would be distributed to the Class B Members or the Class C Members with respect to their Class B Membership Interests or Class C Membership Interests, respectively, in accordance with
     Article IX, in the event of a liquidation of the Company at the date of determination based upon the value of the Company at such time. Such valuation of the Company shall be determined by the Management Committee in good faith using the following assumptions: (i) either (x) a sale of the Company in its entirety in a transaction or series of transactions to a third party on an arm's length basis in a controlled auction process designed to maximize membership value by attracting all possible bidders or
     (y) a negotiated arm's length transaction between two willing parties, in either case after giving effect to any increased cost of ValueVision's services as provided in Section 3.15(d), and (ii) the License Agreement and the Supply Agreement shall be deemed to run for the remaining balance of their respective terms; provided that if Fair Value is being determined for purposes of JM's Class B Membership Interests, if JM disagrees with the Management Committee's determination, he may require the Company to retain an independent investment banker to determine the Fair Value. The Company will bear the cost of such appraisal, unless the appraised value is 110% or less than the Management Committee's determination of Fair Value, in which case JM will bear the cost of such appraisal.

         "Family Controlled Entity": (i) Any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren Family Members; (ii) any other corporation if at least a majority of its outstanding voting power is held by Ralph Lauren Family Members; (iii) any partnership if at least a majority of the outstanding voting interest of its partnership interests are owned by Ralph Lauren Family Members; and
     (iv) any limited liability or similar company if at least a majority of the outstanding voting interest of the company is owned by Ralph Lauren Family Members.

         "Fiscal Quarter": As defined in Section 3.2(c).

         "Fiscal Year": As defined in Section 3.4.

         "GAAP": As defined in Section 3.1(a).

         "Good Reason": As defined in the JM Employment Agreement.

         "Governmental Authority": Any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder Request": As defined in Section 3.5(a).

         "Home Products": Products to furnish and/or decorate the home, including bedding and bath products, interior decor/furniture and tabletop items, paints, wallpaper, fabrics, curtains, home fragrance products and other decorative accessories, in each case bearing or otherwise marketed, advertised or promoted under any of the Polo and Ralph Lauren Brands.

         "Indemnified Party": As defined in Section 14.3(d).

         "Indemnifying Member": As defined in Section 14.1.

         "Indemnitee": As defined in Section 14.2.

         "Initial Business Plan": The Business Plan to be agreed among the parties hereto.

         "Initial Class A Members": Polo and the Original Media Members.

         "Initial Membership Interest": With respect to any Member, the Initial Membership Interest of such Member set forth in Exhibit A.

         "Initial Public Offering": The initial offer for sale of capital stock of the Company pursuant to an effective registration statement filed under the "Securities Act," which results in an active trading market in such shares of capital stock (it being understood that such an active trading market shall be deemed to exist if, among other things, such shares are listed on the New York Stock Exchange or the Nasdaq Stock Market, Inc. National Market System or another national securities exchange). In connection with an Initial Public Offering, the Members agree to take all actions necessary and appropriate to convert the form of the Company to an appropriate form required for such purpose and make such other adjustments as are necessary in connection therewith. "JM": As defined in the Preamble.

         "JM Employment Agreement": Employment agreement, dated as of February 7, 2000, by and between JM and Polo, and assigned to, and assumed by the Company.

         "JM Interests": As defined in Section 4.3(a).

         "Lauren Family Trust": includes trusts the primary beneficiaries of which are Ralph Lauren, the spouse of Ralph Lauren, Lauren Descendants, Ralph Lauren's siblings, spouses of Lauren Descendants and their respective estates, guardians, conservators or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consists of Ralph Lauren, the spouse of Ralph Lauren and/or Ralph Lauren Family Member.

         "License Agreement": License Agreement, dated as of February 7, 2000, by and between Licensor and the Company.

         "Licensed Brands": "Polo by Ralph Lauren," "Ralph (Polo Player Design) Lauren," "Polo," "Ralph," "Polo (Polo Player Design) Ralph Lauren," "Ralph Lauren," "RLX," "Polo Sport," "Polo Jeans Co," "Ralph Lauren Home Collection," the Polo Player Design and such other trademarks which Licensor licenses to the Company pursuant to the License Agreement. The term "Licensed Brands" shall specifically exclude the mark "Club Monaco."

         "Licensed Materials": Any text, artwork, photographs, transfers, transparencies, designs, graphic or pictorial or other similar material (i) furnished to the Company by or on behalf of Licensor for use by the Company in connection with any Catalog or the Site pursuant to the terms of this Agreement, the Operating Agreement or the License Agreement or (ii) created by or on behalf of the Company during the term of the License Agreement specifically for use in connection with any Catalog or the Site in the exercise of the Company's rights under the License Agreement, all of which shall be owned exclusively by Licensor, except to the extent it contains marks or materials owned or licensed by NBC or its Affiliates.

         "Licensor": PRL USA Holdings, Inc.

         "Lien": As defined in Section 11.4.

         "Liquidation Payment": As defined in Section 12.6.

         "Litigation": As defined in Section 5.3(xx).

         "Majority-Owned Affiliates": With respect to any Person, means any Affiliate of such Person with respect to which such Person owns at least a majority of the total voting power. For the avoidance of doubt, NBCi shall not be considered a Majority-Owned Affiliate of NBC except, for purposes of
     Section 11.6 hereof only, in the event that NBC shall actually own a majority of the outstanding voting stock of NBCi.

         "Management Committee": As defined in Section 5.1.

         "Manager": Any person appointed as a Manager of the Company by any Class A Member as provided in Section 5.2(b), but does not include any person who has ceased to be a Manager of the Company.

         "Marks": As defined in the License Agreement.

         "Material Adverse Effect": Any material adverse effect on (A) the assets, business, results of operations or condition (financial or otherwise) of the Company or (B) when used with respect to any Member or the Company, the ability of such Member or the Company to perform its obligations hereunder or under the Ancillary Agreements to which it is a party.

         "Material Deadlock": Failure by the Class A Members or the Management Committee to reach agreement on any matter (i) that is of such magnitude and is so fundamental to the Business and the Business Purpose that failure to resolve such issue could reasonably be expected to have a Material Adverse Effect, (ii) that is so fundamental to the business of Polo or any Original Media Member that failure to resolve such issue could reasonably be expected to have a material adverse effect on the assets, business, results of operations or condition (financial or otherwise) of Polo or any Original Media Member or (iii) which disagreement is of such a nature that continuance of operation of the Company as a jointly owned entity by the Class A Members would be unworkable as a result of the breakdown in the communications and business relationship of the Class A Members. For the avoidance of doubt, the Class A Members agree that a failure by the Managers appointed by either Polo or the Media Members to approve an Initial Public Offering, in accordance with Section 5.3(x), recommended in good faith by either Polo or the Media Members, as the case may be, at any time following the fifth anniversary of the Closing Date shall constitute a Material Deadlock.

         "Material Deadlock Event": As defined in Section 3.12(d).

         "Media Competitor": Any media, telecommunications or Internet company or similar company, or any Majority-Owned Affiliate thereof, a significant business of which is any of the three primary businesses of NBC and its Affiliates at the time of determination; provided, however, that Media Competitor shall not include any Person identified by Polo in writing to the Media Representative (a "Request Notice") that the Media Representative does not identify as a Media Competitor in writing to Polo within thirty
     (30) days of such Request Notice.

         "Media Manager": Any Manager appointed by the Media Members in accordance with Section 5.2(b).

         "Media Member IPO Right": As defined in Section 3.16.

         "Media Members": The Original Media Members and their transferees.

         "Media Members' Membership Interests": As defined in Section 3.12(d).

         "Media Members Sale Notice": As defined in Section 3.12(e)(i).

         "Media Members Sale Right": As defined in Section 3.12(e).

         "Media Representative": Initially NBC, or such other party as is designated as representative by all of NBC, ValueVision, CNBC.com and NBCi or their permitted transferees by written notice to Polo.

         "Member": A Person executing this Agreement when acting in its capacity as a member of the Company and any Person admitted as an additional or substitute member of the Company pursuant to this Agreement.

         "Member Plans": As defined in Section 4.2(f)(iii).

         "Membership Interest": The interest of a Member in the Company, including a Member's (i) right to receive allocations of Profit and Loss, Distributions, returns of capital and distribution of assets upon a dissolution of the Company, (ii) right, if any, to vote on, or to consent to, or approve or disapprove, certain actions or decisions regarding the Company as provided in this Agreement and the Operating Agreement or under the Act and (iii) Initial Membership Interest.

         "NBC": National Broadcasting Company, Inc., a Delaware corporation, and any successor thereof.

         "NBC Change of Control": The occurrence of any of the following: (a)
     (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person, of 25% or more of the voting equity or equity value of NBC, and General Electric Company and its Affiliates own 25% or less of the voting equity or equity value of NBC, as applicable, followed within 180 days by (ii) an event or a series of events which results in those officers of NBC which are actively involved in making decisions regarding the Company and this Agreement (and the Operating Agreement), including as of the date of this Agreement the Chief Executive Officer of NBC, the President of NBC West Coast and the President of NBC Interactive Business Development, who are Bob Wright, Scott Sassa and Martin Yudkovitz (collectively the "NBC Executives"), respectively, as of the date of this Agreement, or comparable positions at the relevant time, shall no longer be employees of NBC and such persons shall be replaced by persons who were not employees of NBC at least two months prior to the earlier of the entry into an agreement with respect to, or consummation of, the transaction described in clause (i) or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of control of, whether by transfer of all or substantially all of the assets comprising, or otherwise, the NBC Television Network other than in a Permitted NBC Transfer.

         "NBC Change of Control Call": As defined in Section 3.13(c).

         "NBCi": NBC Internet, Inc., a Delaware corporation, and any successor thereof.

         "NBC Properties": The NBC Television Network, CNBC and NBC-owned and operated television stations, and other NBC-owned properties as they emerge in the future.

         "Nonrecourse Liability": As defined in Section 1.704-2(b)(3) of the Regulations.

         "Notice of Material Deadlock": As defined in Section 3.12(d).

         "Officer": As defined in Section 6.1.

         "Online": Any electronic interactive service, system, network or medium that is available via (a) public or private computer networks such as the Internet (including the World Wide Web), (b) proprietary online services such as America Online and Compuserve, (c) hybrid Internet services such as WebTV and @Home, (d) interactive cable, satellite or broadcast television and (e) any successor technology to any of the foregoing. "Online" does not mean traditional person-to-person voice only telephone communications.

         "Online Identifier": Any URL, keyword, logo or other identifier selected by the Company, subject to the License Agreement, for identifying Online the Company, the

     Business or any of its services.

         "Operating Agreement": As defined in the Preamble.

         "Operations Manual": As defined in Section 5.4(c).

         "Organization": A Person other than a natural person. The term Organization includes corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

         "Original Agreement": As defined in the recitals.

         "Original Media Members": As defined in the Preamble.

         "Other Indemnified Persons": As defined in Section 14.1.

         "Permitted NBC Transfer": Any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of the NBC Television Network in which (x) NBC's Membership Interest and all of NBC's rights and obligations hereunder are transferred to the transferee in such transaction and (y) any NBC Executive or other executive officer of NBC who was an officer of NBC for at least two months prior to the public announcement or execution of a definitive agreement regarding the transaction is employed by the transferee following such transaction as Chief Executive Officer of NBC, President of the NBC Television Network or in a similar (or higher) capacity for a period of at least six months after the consummation of such transaction.

         "Person": Any natural person, corporation, partnership, joint venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

         "Piggyback Registrable Securities": Any common stock held by a holder or issuable to a holder upon the exchange of Class A Membership Interests or Class B Membership Interests (in the case of Class B Membership Interests, only the portion that is not relinquished to the Company in accordance with Section 2.13) pursuant to Section 3.8, and any other securities which may be issued or distributed in respect of such common stock by way of distribution, recapitalization, reorganization, reclassification, share exchange or similar transaction; provided, however, that with respect to Employee Members, only Vested Securities shall be Piggyback Registrable Securities.

         "Polo": Polo Ralph Lauren Corporation, a Delaware corporation, and any successor thereof.

         "Polo and Ralph Lauren Brands": (i) The Licensed Brands and Tradenames,
     (ii) any brands that are owned or licensed by Polo or an Affiliate of Polo or any other Person bound by the License Agreement on or after the date of this Agreement that are (A) marketed, advertised or promoted under the Polo or Ralph Lauren name or any part thereof or (B) related for purposes of Polo's marketing, advertising or promotional strategies to the Polo or Ralph Lauren names or any part thereof (including initials or any other derivatives) or, as a result of Polo's marketing, advertising or promotional strategies, are reasonably likely to be associated by customers with the Polo and Ralph Lauren Brands and (iii) any other brands that may from time to time be licensed to the Company pursuant to the License Agreement. The term Polo and Ralph Lauren Brands shall specifically exclude the trademark "Club Monaco" and shall include the trademarks "Chaps," "Lauren" and "American Living."

         "Polo Buyout Right": As defined in Section 3.14(a).

         "Polo Change of Control": The occurrence of any of the following: (a) there shall be consummated (i) any consolidation, merger, recapitalization or other similar transaction involving Polo in which Polo is not the continuing or surviving corporation, or pursuant to which the shares of common stock or other equity securities of Polo (the "Polo Equity") would be converted in whole or in part into cash, other securities or other property, other than any such transaction in which (1) Ralph Lauren and his estate, guardian, conservator or committee , (2) the spouse of Ralph Lauren and her estate, guardian, conservator or committee, (3) each descendant of Ralph Lauren and their respective estates, guardians, conservators or committees (a "Lauren Descendant"), (4) each Family Controlled Entity and
     (5) the trustees, in their respective capacities as such, of each Lauren Family Trust (the "Ralph Lauren Family Members") beneficially hold at least a majority of the voting equity of the continuing or surviving company immediately after such transaction, (ii) any consolidation, merger, recapitalization or other similar transaction in which Polo is the continuing or surviving company, other than any such transaction in which Ralph Lauren and/or any Ralph Lauren Family Member beneficially holds at least a majority of the voting equity of the continuing or surviving company immediately after such transaction, or (iii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the Licensed Brands or assets of Polo; (b) any person, other than a Ralph Lauren Family Member, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Polo Equity representing 50% or more of the combined voting equity of Polo as a result of a tender offer or exchange offer, open market purchases, privately negotiated purchases or otherwise; (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Media Competitor, of 25% or more of the voting equity of Polo, and Ralph Lauren and/or Ralph Lauren Family Members collectively own 25% or less of the voting equity of Polo; or (d) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Media Competitor from Polo, of 10% or more of the total equity of Polo in a negotiated transaction in which Polo has not offered NBC a right to acquire such equity not less than 30 or more than 180 days prior to the acquisition of ownership on the same terms and conditions; provided, however, that any transfer of Polo Equity that occurs by reason of the laws of inheritance or through any bona fide testamentary or inter vivos device to a Ralph Lauren Family Member shall not constitute a Polo Change of Control.

         "Polo Change of Control Sale": As defined in Section 3.13(d).

         "Polo Deadlock Call": As defined in Section 3.12(d).

         "Polo Manager": The Manager appointed by Polo in accordance with
     Section 5.2(b).

         "Polo Members": Polo and its permitted transferees.

         "Polo Offer Notice": As defined in Section 3.12(e)(ii).

         "Polo Products": Apparel, Accessories and Home Products which are manufactured by or under license from Polo, any Affiliate of Polo or any other Person bound by the License Agreement or any combination of the foregoing. The definition of Polo Products will be automatically amended to include any additional products and services as may be determined in accordance with Section 2.6(c) of the Operating Agreement.

         "Preservation Notice": As defined in Section 3.14(b).

         "Principal Office": The principal office of the Company as set forth in
     Section 2.3.

         "Proceeding": Any administrative, judicial, or other adversary proceeding, including litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

         "Profits or Losses": For each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in taxable income or loss), with the following adjustments:

                  (i Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be added to such taxable income or loss;

                  (ii Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-l(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, will be subtracted from such taxable income or loss;

                  (iii Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to paragraph 9.4 shall not be taken into account in computing Profits or Losses.

         "Promotion Agreement": Promotion Agreement, dated as of February 7, 2000, by and between the Company and NBCi.

         "Property": Any property, real or personal, tangible or intangible, including cash, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

         "Purchase Price Notice": As defined in Section 3.14(b).

         "Qualified Buyer": Any Person that satisfies as of the date of determination each of the following requirements: (a) the stockholders' equity or the market capitalization of such Person is or was, as of the end of the most recently completed Fiscal Quarter of such Person prior to the date of entering into any agreement for the transfer to such Person of any interest in the Company in excess of U.S. $100 million or U.S. $1 billion, respectively; (b) neither such Person nor any Affiliate of such Person has been convicted within the prior five years of any criminal violation of law in any country; (c) neither such Person nor any Subsidiary of such Person directly or indirectly manages, operates, owns any equity interest in excess of 10% in or has agreed to purchase a Person listed on Schedule 1;
     (d) the admission of such Person as a Member or such Person being, acting or otherwise exercising the rights of a Member will not have a Material Adverse Effect on Polo or the Company, or make it illegal or impossible for the Company or Polo to do business in any country where the Company or Polo at that time does business; (e) there is not pending any material litigation against such Person which would be reasonably expected to have a material adverse effect on the assets, business, results of operations or condition (financial or otherwise) of such Person; and (f) such Person is not bankrupt, insolvent or in similar financial condition.

         "Quiet Period": The period commencing on the date the Change of Control notice required by Section 3.13(a) is received and ending on the date that is 180 days thereafter.

         "Regulations": The federal income tax regulations promulgated by the United States Treasury Department under the Code as such Regulations may be amended from time to time. All references herein to a specific section of the Regulations will be deemed to also refer to any corresponding provision of succeeding Regulations.

         "Regulatory Allocations": As defined in Section 9.4(c).

         "Requesting Holder": As defined in Section 3.5(a)(i).

         "ROFR Notice": As defined in Section 3.12(e)(iii).

         "SEC": The Securities and Exchange Commission.

         "SEC Reports": As defined in Section 4.2(g).

         "Secretary": As defined in Section 6.5.

         "Securities": As defined in Section 11.6(a).

         "Securities Act": Securities Act of 1933, as amended.

         "Services Agreement": Services Agreement, dated as of February 7, 2000, by and between the Company and ValueVision.

         "Sharing Ratio": With respect to any Member, the Sharing Ratio of each Member expressed as a pro rata portion of 100%, as set forth opposite each Member's name on Exhibit A. Exhibit A will be amended from time to time in accordance with this Agreement. In the event that a Membership Interest is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Membership Interest and Sharing Ratio of the Withdrawing Member.

         "Site": With respect to the World Wide Web, the website and pages developed, produced and maintained by, or at the direction of, the Company located at or operated under the domain name Polo.com, ralphlauren.com or any subdomains of either thereof, or any other domain names agreed by the Class A Members, and successors or extensions thereof, or any comparable area, site or pages designed to promote the Business in other Online media or services.

         "Subsidiary": Any corporation, partnership, limited liability company, joint venture or other legal entity of which a Person (either alone, through or together with any other Subsidiary) that owns or has the right to acquire, directly or indirectly, more than

     50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Supply Agreement": Supply Agreement, dated as of February 7, 2000, by and between the Company and Polo.

         "Tax Matters Partner": As defined in Section 10.2.

         "Territory": As defined in the License Agreement.

         "Third Party Claim": As defined in Section 14.3(d).

         "Tradename": As defined in the License Agreement.

         "Transfer": As defined in Section 11.2.

         "Treasurer": As defined in Section 6.6.

         "United States": The United States of America (including the District of Columbia), its possessions and territories and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

         "ValueVision": ValueVision International, Inc., a Minnesota corporation and any successor thereof.

         "ValueVision Additional Contributions": As defined in Section 8.2(a).

         "ValueVision Commitment": $50,000,000.

         "ValueVision Initial Capital Contribution": As defined in Section
     8.1(a).

         "Vested Securities": (i) With respect to JM, at any given time, (A) if JM is employed by the Company, 25% of JM's initial Class B Membership Interests (or securities into which such initial Class B Membership Interests were converted) for each anniversary of the Closing Date that has passed, commencing on the first anniversary of the Closing Date and (B) if JM is no longer employed by the Company, that portion of JM's outstanding Class B Membership Interests (or securities into which such Class B Membership Interests were converted) no longer subject to relinquishment pursuant to Section 2.13 and (ii) with respect to other Employee Members, as set forth in the subscription or other agreements pursuant to which such Employee Members'

     Membership Interests were issued.

         "Vice President": As defined in Section 6.4.

         "Withdrawing Member": As defined in Section 11.2.


                                   ARTICLE II

                              FORMATION AND CONDUCT

         2.1 Formation and Purpose. The Members hereby authorize and ratify the formation of the Company as a Delaware limited liability company pursuant to the provisions of the Act. The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on February 2, 2000. On the Closing Date, the Original Media Members and Polo were admitted as Members. The purposes of the Company are to engage in the following activities:

         (i) to conduct the Business;

         (ii) to acquire, hold, own, operate, manage, finance, encumber, sell, or otherwise Dispose of or otherwise use the Company Assets;

         (iii) to enter into any lawful transaction and engage in any lawful activities as may be necessary, incidental or convenient to carry out the business of the Company as contemplated by this Agreement, the Ancillary Agreements and the Business Purpose.

         The Company may do any and all acts and things necessary, appropriate, proper, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as such activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act. In furtherance of its purposes, the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act.

         2.2 Name. The name of the Company is "Ralph Lauren Media, LLC". All business of the Company will be conducted under the name of the Company and title to all property, real, personal or mixed, owned by or leased to the Company will be held in such name.

         2.3 Principal Office and Place of Business. The principal office and place of business of the Company will be located at such place or places as Polo and the Media Representative may from time to time designate by mutual agreement.

         2.4 Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware in accordance with the Act and will continue until the Company is dissolved as provided in Article XII.

         2.5 Registered Office and Agent. The registered agent for the service of process and the registered office will be that Person and location reflected in the Certificate of Formation as filed in the office of the Secretary of State of the State of Delaware. At any time and from time to time the Company may designate another registered office or agent.

         2.6 Qualification in Other Jurisdictions. The Company will be qualified or registered under foreign qualification or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification or registration is determined by the Company to be necessary or advisable.

         2.7 No Liability to Third Parties. No Member, Manager or Officer, solely by reason of being a Member or acting as a Manager or Officer, will be subject to any liability in connection with the Company Assets, debts, obligations, liabilities, acts or affairs of the Company, including under any Proceeding. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company.

         2.8 Business Purpose. The Members hereby agree that the following statement sets forth the purpose of the Company (the "Business Purpose"): (i) the development of the Company into a world class direct marketer of Polo and Ralph Lauren Brands; (ii) the establishment, articulation and definition of Polo and Ralph Lauren Brands' identity Online and, to the extent applicable, in the Catalog and the creation of an appropriate level of awareness for both; (iii) the positioning of Online activities and the Catalog as integral components of new and existing customers' shopping channels; (iv) providing consumer value through product sales, content and service to the same level that Polo delivers in free-standing retail stores, but with elimination or reduction of negative aspects of shopping in a store; (v) providing format and content that promotes
(1) the Business, (2) Polo's business generally with respect to the Licensed Brands, (3) Collection Brands and (4) in accordance with Section 2.3(a) of the Operating Agreement, any other Polo and Ralph Lauren Brands provided that such promotions are not materially competitive with the Business Online; (vi) focusing on the customer and developing lasting one-to-one relationships; (vii) providing an interactive shopping experience, comprised of different shopping modes and customer rapport; (viii) the creation of a direct-to-customer upscale shopping environment Online, offering products and services at traditional retail prices, as distinguished from an outlet store or other price-driven shopping facility; (ix) providing entertaining and engaging experiences Online itself through means of experience-rich promotional events that are interwoven into the merchandising and product presentations; and (x) the development and promotion, as applicable, of new products and services under the Polo and Ralph Lauren Brands in accordance with
Section 2.6 of the Operating Agreement.

         2.9 Business Launch. The Members recognize the competitive imperative of launching the Business as promptly as practicable. Pursuant to a phased market entry outlined in the Initial Business Plan, the Members shall use all commercially reasonable efforts to launch the Site no later than October 15, 2000. With respect to a Catalog, if the Company does not launch, or sub-contract with a third party to launch, a Catalog by January 1, 2003, Polo shall have the right to enter into arrangements with a third party to develop and promote a Catalog; provided, to the extent such failure to launch was not due to an action on the part of the Media Members or the failure on the part of any Media Members to act and the terms of any such arrangement with a third party are materially more favorable than those offered to the Company, Polo shall offer the Company the opportunity to agree to launch the Catalog in a reasonable period of time on such terms and the Company shall have 60 days to advise Polo in writing that it agrees to all such terms.

         2.10 Initial Activities. On the Closing Date, (i) Polo, the Original Media Members and the Company entered into the Operating Agreement, (ii) Licensor and the Company entered into the License Agreement, (iii) ValueVision and the Company entered into the Services Agreement, (iv) Polo and the Company entered into the Supply Agreement, (v) NBC and the Company entered into the Advertising Agreement and (vi) NBCi and the Company entered into the Promotion Agreement.

         2.11 Membership Interests. (a) The Membership Interests shall initially be divided into three Classes, "Class A Membership Interests", "Class B Membership Interests" and "Class C Membership Interests". Except as expressly provided in this Agreement to the contrary, (i) any reference to "Membership Interests" shall include the Class A Membership Interests, Class B Membership Interests and Class C Membership Interests and (ii) any reference to "Members" shall include the Class A Members, the Class B Members and the Class C Members.

         (b) Class A Membership Interests. As of the date of this Agreement, Class A Membership Interests are owned by the Class A Members as set forth on Exhibit A.

         (c) Class B Membership Interests and Class C Membership Interests. The Class B Membership Interests and the Class C Membership Interests shall be special Classes of Membership Interests in the Company representing only (i) the right to participate in allocations of Profits and Losses of the Company and to receive Distributions from the Company in accordance with the terms of this Agreement and (ii) such other rights expressly provided to the Class B Membership Interests and the Class C Membership Interests under this Agreement. Each Class B Member and each Class C Member, by his execution of this Agreement or acceptance of the benefits of the Class B Membership Interests or Class C Membership Interests, as the case may be, hereby acknowledges and agrees that:

         (x) Except as may be expressly provided in this Agreement, no Class B Member and no Class C Member in their capacity as such shall have any right to participate in the management of the business and affairs of the Company or to vote on or approve of any matters requiring the consent or approval of the Members, including any matter requiring the unanimous or other consent of the Members or any class of Members under the Act;

         (y) No Class B Member and no Class C Member shall have any right or any obligation to make Capital Contributions to the Company:

                  (i) At the date of this Agreement, JM will be issued Class B Membership Interests with a Sharing Ratio as set forth on Exhibit A;

                  (ii) After the date of this Agreement, Class C Membership Interests may be issued by the Managers to key employees in accordance with this Section 2.11; provided that upon any issuance of Class C Membership Interests, (i) the Sharing Ratio of the Class B Members will remain the same as the Class B Members prior to such issuance, (ii) the Sharing Ratio of each Class C Member after the issuance will remain the same as the Sharing Ratio of such Class C Member prior to such issuance and (iii) the Sharing Ratio of the Class A Members shall be adjusted accordingly. The Class C Membership Interests will be issued to key employees pursuant to the terms and conditions of subscription agreements and other agreements that are approved by the Management Committee and such other terms and conditions as are established by the Management Committee in consultation with the CEO;

                  (iii) For the avoidance of doubt, under no circumstances will the Managers issue any Class C Membership Interests that would result in an aggregate Sharing Ratio of the Class B Members and the Class C Members exceeding 10%; and

         (z) No Class B Member and no Class C Member shall have any rights under the Operating Agreement.

         2.12 Admission of Additional Members. The Class A Members are authorized to cause the Company to issue new Classes of Membership Interests at any time or from time to time to existing Members or to other Persons and to admit such other Persons to the Company as additional Members subject to the terms and conditions of this Agreement. The Class A Members shall have complete discretion to determine, with respect to such new Classes, the designations, preferences and relative rights, powers and duties of such new Class including, without limitation: (i) the allocation of items of Company income, gain, loss, deduction and credit to each such Class, (ii) the rights of each such Class upon dissolution and liquidation, (iii) the Distribution Interest of such class, (iv) the terms and conditions upon which each such Class will be issued, subject to repurchase, and assigned or transferred; and (v) the right of each such Class to vote on Company matters, including matters relating to the relative rights, preferences and privileges of each such Class. Upon or prior to the issuance of any Class, the Class A Members may amend any provision of this Agreement as the Class A Members determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such Class and the relative rights and preferences as to the matters set forth herein, provided that such amendment does not disproportionately reduce the rights of the Class B Members or Class C Members hereunder in any material respect without consent from a majority of the holders of Membership Interests of each affected Class (it being understood that the creation of a new Class of Membership Interests in connection with the funding by the Class A Members of Additional Contributions in accordance with Section 8.2(a) and the corresponding adjustment of the Sharing Ratio or Distribution Interest of any Member shall not in and of itself constitute an amendment giving rise to the rights of the Class B Members and Class C Members pursuant to this sentence).

         2.13 Relinquishment of Class B Membership Interests and Class C Membership Interests. (a) The outstanding Class B Membership Interests will be relinquished to the Company (i.e., automatically deemed to have been canceled and delivered to the Company without consideration) as follows: (i) if JM's employment with the Company is terminated by the Company for Cause or if JM's employment with the Company is terminated by JM without Good Reason prior to the fourth year anniversary of the Closing Date, then the following percentage of the outstanding Class B Membership Interests will be relinquished to the Company effective as of such termination: (1) if termination occurs prior to the one-year anniversary of the Closing Date, 100%; (2) if termination occurs on or after the one-year anniversary of the Closing Date but prior to the two-year anniversary of the Closing Date, 75%; (3) if termination occurs on or after the two-year anniversary of the Closing Date but prior to the three-year anniversary of the Closing Date, 50%; and (4) if termination occurs on or after the three-year anniversary of the Closing Date but prior to the four-year anniversary of the Closing Date, 25%, (ii) if JM's employment is terminated by the Company without Cause for reasons related to JM's performance prior to the date the Site is established and operative in all material respects for public use, the Class B Membership Interests shall be relinquished to the Company in accordance with the formula contained in clause (i) above effective as of the date of termination of JM's employment, provided, that the amount of the Class B Membership Interests to be relinquished to the Company pursuant to this clause
(ii) will be calculated as if JM's date of termination of employment with the Company is the one (1) year anniversary of JM's termination of employment with the Company, and (iii) in the event of JM's death or Disability prior to the fourth anniversary of the Closing Date, the Class B Membership Interests shall be relinquished to the Company in accordance with the formula contained in clause (i) above effective as of the date of termination of JM's employment due to death or Disability, provided, that the amount of the Class B Membership Interests to be relinquished to the Company pursuant to this clause (iii) will be calculated as if JM's date of termination of employment with the Company is the one (1) year anniversary of JM's termination of employment with the Company due to such death or Disability (e.g., if such termination due to death or Disability occurs eighteen (18) months after the Closing Date, the termination will be deemed to occur thirty
(30) months after the Closing Date and fifty percent (50%) of the aggregate amount of Class B Membership Interests would be relinquished to the Company).

         (b) The Class C Membership Interests will be subject to relinquishment as set forth in the subscription or other agreements pursuant to which such Class C Membership Interests will be issued.

         (c) Effective upon the occurrence of any event resulting in the relinquishment to the Company or upon the repurchase by the Company pursuant to
Section 2.14 of any of the Class B Membership Interests or Class C Membership Interests, (i) such relinquished or repurchased Membership Interests shall, for all purposes of this Agreement, be canceled and no longer be considered outstanding and shall no longer be entitled to receive any distributions pursuant to Section 9.7 and 12.2 hereof or have any rights hereunder and (ii) the Sharing Ratio of such Class B Member or Class C Member as set forth on Exhibit A or otherwise in the applicable subscription or other agreements, respectively, shall be reduced by the percentage amount of such Class B Membership Interests relinquished or repurchased or Class C Membership Interests relinquished or repurchased, as the case may be, and the Sharing Ratio of the Class A Members shall increase proportionately to the extent such relinquished or repurchased Class B Membership Interests or Class C Membership Interests, as the case may be, are not granted to another Person.

         2.14 Redemption of Class B Membership Interests and Class C Membership Interests. (a) If an Employee Member's employment with the Company is voluntarily or involuntarily terminated for any reason whatsoever, then the Company shall have an option to purchase all of the Class B Membership Interests or Class C Membership Interests, as the case may be, that are not relinquished to the Company. In addition, in the event of a Class B Change of Control, all of the Class B Membership Interests that have not been previously relinquished to the Company shall be redeemed by the Company. The purchase price for such Class B Membership Interests or Class C Membership Interests, as the case may be, whether upon a Class B Change of Control or a termination of employment, will be their Fair Value. The Company may make payment of the purchase price in cash or publicly traded securities of the Company or its Affiliates, if any, or, at the option of any Class A Members, in publicly traded securities of such Class A Members of the Company or any combination thereof. The option of the Company under this Section (and in the case of a Class B Change of Control, the obligation of the Company) may be assigned by it to any Person or Persons as long as such Person or

Persons make payment of the purchase price solely in cash and/or publicly traded securities of the Initial Class A Members or their Affiliates.

         (b) The completion of the purchases pursuant to the foregoing paragraph
(a) shall take place at the principal office of the Company on the sixtieth
(60th) day after the giving of the notice of Class B Change of Control or the notice of the Company's election to repurchase the Class B Interests or Class C Interests, as the case may be.

         (c) Notwithstanding any of the foregoing, the provisions of this
Section 2.14 shall terminate upon the consummation of an Initial Public
Offering.

         2.15 [Reserved]

         2.16 Employment by the Company. Nothing contained in this Agreement (i) obligates the Company to employ JM or any other Member in any capacity whatsoever or (ii) prohibits or restricts the Company from terminating the employment of JM or any other Member at any time or for any reason whatsoever.

         2.17 "Drag-Along" Rights Against Class B Members and Class C Members. In the event that any or all of the Initial Class A Members propose to transfer, in any single or series of related transactions, twenty percent (20%) or more of the aggregate Class A Membership Interests then owned by all the Initial Class A Members other than to one or more of their respective Affiliates or to other Members and their Affiliates, the Initial Class A Member(s) will have the right, exercisable upon not less than fifteen (15) days' prior written notice from such Initial Class A Member(s), to require that the Class B Members and Class C Members transfer their Class B Membership Interests and Class C Membership Interests, respectively, owned by such Class B Members and Class C Members on the same terms and conditions as the transfer of Class A Membership Interests proposed to be made by the Initial Class A Members. Such terms and conditions shall include, without limitation: the sales price paid; the payment of fees, commissions and expenses; the provision of representations, warranties and indemnifications; provided that any indemnification provided by the Class B Members or the Class C Members, as the case may be, shall (except with respect to legal title to the relevant securities) be pro rata in proportion with the total consideration to be received by the Class B Members or the Class C Members, as the case may be, relative to the total consideration to be received by the Initial Class A Members. The number of Class B Membership Interests and Class C Membership Interests to be sold by each Class B Member and Class C Member, respectively, shall be a percentage of the aggregate Class B Membership Interests and Class C Membership Interests owned by such Class B Member and Class C Member, respectively, that is equal to the percentage of the aggregate Class A Membership Interests owned by the Initial Class A Members that are being transferred, and such Class B Membership Interests and Class C Membership Interests shall be converted into Class A Membership Interests based upon the Fair Value of Class B Membership Interests and Class C Membership Interests at such time, as determined in good faith by the Management

Committee; provided that such Class B Members and Class C Members will be obligated to sell their Vested Securities on a first priority basis prior to selling any remaining Class B Membership Interests or Class C Membership Interests. Each of the Class B Members and the Class C Members will, if requested by the transferring Initial Class A Member, execute and deliver a power of attorney in form and substance reasonably satisfactory to such Initial Class A Member and a custody agreement in form and substance reasonably satisfactory to and signed by the Initial Class A Member with respect to the Class B Membership Interests and Class C Membership Interests which are to be sold by such Class B Members and Class C Members, respectively. Notwithstanding any of the foregoing, the provisions of this Section 2.17 shall terminate upon the consummation of an Initial Public Offering.

         2.18 "Tag-Along" Rights of Class B Members and Class C Members. (a) In the event that any or all of the Initial Class A Members propose to transfer, in any single or series of related transactions, twenty percent (20%) or more of the aggregate Class A Membership Interests then owned by all the Initial Class A Members other than to one or more of their respective Affiliates or to other Members and their Affiliates, and other than in an Initial Public Offering, the Initial Class A Member(s) will notify the Class B Members and the Class C Members in writing (a "Transfer Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Transfer Notice (the "Material Terms"). The Transfer Notice will be delivered to the Class B Members and the Class C Members not less than fifteen (15) days prior to the consummation of the Proposed Sale and not more than five (5) days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within ten (10) days of receipt by the Class B Members and the Class C Members of such Notice, the Initial Class A Members receive from any Class B Members or the Class C Members a written request (a "Request") to include in the Proposed Sale any Class B Membership Interests or the Class C Membership Interests, as the case may be, which are Vested Securities owned by such Class B Members or the Class C Members, respectively (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by the Initial Class A Members and the Class B Members or the Class C Members, as the case may be), the Class B Membership Interests or the Class C Membership Interests, as the case may be, so requested will be so included as provided herein. In the event that the Initial Class A Members sell their Class A Membership Interests in related transactions with materially different terms, such transactions shall each be deemed a separate Proposed Sale.

         (b) Except as may otherwise be provided herein, the Class B Members' Class B Membership Interests or the Class C Members' Class C Membership Interests, as the case may be, which are Vested Securities, subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the Class A Membership Interests which the Initial Class A Members propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees, commissions and expenses; the provision of representations, warranties and indemnifications; provided that any indemnification provided by the Class B Members or the Class C Members, as the case may be, shall (except with respect to legal title to the relevant securities) be pro rata in proportion with the total consideration to be received by the Class B Members or the Class C Members, as the case may be, relative to the total consideration to be received by the Initial Class A Members.

         (c) The percentage of Class B Membership Interests or Class C Membership Interests, as the case may be, which are Vested Securities, which each Class B Member or Class C Member, respectively, will be permitted to include in a Proposed Sale pursuant to a Request will be any amount of Class B Membership Interests or Class C Membership Interests, as the case may be, which are Vested Securities, owned by such Class B Member or Class C Member, respectively (allocated as provided below), not to exceed a percentage of the aggregate Class B Membership Interests or Class C Membership Interests, as the case may be, which are Vested Securities, owned by such Class B Member or Class C Member, respectively, that is equal to the percentage of the aggregate Class A Membership Interests owned by the Initial Class A Members that are being transferred in the transaction subject to such Transfer Notice; provided that if a proposed transferee in a Proposed Sale advises the Initial Class A Members that it wants to limit the number of Membership Interests that it purchases to an amount less than all of the Class A Membership Interests, Class B Membership Interests or Class C Membership Interests, as the case may be, that would be available for purchase under this Section 2.18, the Initial Class A Members will so advise each Class B Member or Class C Member, as the case may be, and the amount of Class A Membership Interests, Class B Membership Interests or Class C Membership Interests, as the case may be, to be included in such Proposed Sale, shall be determined pro rata in proportion to the total number of Class A Membership Interests, Class B Membership Interests or Class C Membership Interests, as the case may be, held by each Class A Member, Class B Member and Class C Member and sought to be included in such sale, in order to meet such limitation. Such Class B Membership Interests or Class C Membership Interests, as the case may be, shall be converted into Class A Membership Interests based upon the Fair Value of Class B Membership Interests or Class C Membership Interests, as the case may be, at such time, as determined in good faith by the Management Committee.

         (d) Upon delivering a Request, each Class B Member or Class C Member, as the case may be, will, if requested by any Initial Class A Member, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Initial Class A Member with respect to such Class B Member's or Class C Member's Class B Membership Interests or Class C Membership Interests, respectively, which are to be sold by such Class B Member or Class C Member, as the case may be, pursuant hereto. Such custody agreement and power of attorney will provide, among other things, that such Class B Member or Class C Member, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Class B Membership Interests or Class C Membership Interests, respectively (duly endorsed in blank by the registered owner or owners thereof), and irrevocably appoint such custodian and attorney-in-fact as his agent and attorney-in-fact with full power and authority to act under such custody agreement and Power of Attorney on his behalf with respect to the matters specified therein.

         (e) The Class B Members' or the Class C Members' rights, as the case may be, pursuant hereto to participate in a Proposed Sale shall be contingent on their strict compliance with each of the provisions hereof and their willingness to execute such documents in connection therewith as may be reasonably requested by the Initial Class A Members.

         (f) Notwithstanding any of the foregoing, the provisions of this
Section 2.18 shall terminate upon the consummation of an Initial Public
Offering.

         2.19 Authorization of Actions Taken by the Company.

         (a) Ancillary Agreements. The Members hereby ratify, confirm, authorize and approve the execution and delivery by any officer or other Person duly authorized by the Company, including Polo, on behalf of the Company of the Ancillary Agreements and the execution and delivery of such other instruments, agreements, assignments, certificates or other documents as any such officer or other Person deems necessary or appropriate in connection therewith.

         (b) Formation. The Members hereby ratify, confirm, authorize and approve the formation of the Company and the contemporaneous filing of the Certificate of Formation of the Company with the Delaware Secretary of State. The Members hereby ratify the designation of Polo as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation and any amendments and/or restatements of the Certificate of Formation and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The execution by Polo alone of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient.

         (c) Bank Accounts. The Members hereby ratify, confirm, authorize and approve the opening of whatever bank accounts shall be deemed necessary by Polo for the expeditious conduct of the Company's affairs by Polo or any officer on behalf of the Company in the name of the Company with such financial institutions selected by Polo or any such officers from time to time, and the adoption of any and all resolutions required to be adopted by any such financial institution as a condition to the opening of such accounts are hereby ratified, confirmed, authorized and approved. Any and all actions described in this
Section 2.19 heretofore taken by Polo on behalf of the Company or by the Company's officers and agents on behalf of the Company are approved, ratified and confirmed as the acts of the Company without the necessity of further evidence.

                                   ARTICLE III

                                   OPERATIONS

         3.1 Books and Records.

         (a) Books and Accounts. The Company will keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the Company. The books, accounts and records of the Company at all times will be maintained at the Company's principal office. Such books and accounts will be prepared in accordance with generally accepted accounting principles in effect in the United States at the time of preparation of such books and accounts, consistently applied ("GAAP"). Any Class A Member or its designee and any Manager will have access to the physical premises, the operations, the books, accounts and records of the Company at any time during regular business hours and will have the right to copy any records at its expense. No charges will be made to such Class A Member, its designee or Manager by the Company for such inspection and audit other than for out-of-pocket costs of the Company occasioned thereby. The Company will maintain all such records for a period of three years from the date of the making or receipt thereof, except for those records, if any, required to be kept for a longer period under applicable law or which a Class A Member reasonably requests be maintained for a longer period.

         (b) Other Records. The Company will provide, or will cause to be provided, to the Class A Members real time access to all sales, inventory and operational data relating to the Business, any and all information relating to customers and potential customers of the Business or otherwise relating to Online or Catalog marketing and sales activities of the Company, including data relating to the volume of traffic generated by the Site, the persons visiting the Site, the length of time spent at the Site, inventory control, sales records, history of inventory as well as individual categories of inventory and such other related information that is or may become available (collectively, the "Company Customer Data"), provided that the use and disclosure of such Company Customer Data shall be subject to the confidentiality and use restrictions set forth in the Operating Agreement.

         3.2 Financial Statements; Information; Bank Accounts.

         (a) Preparation in Accordance with GAAP. All financial statements prepared pursuant to this Section 3.2 will present fairly the financial position and operating results of the Company and will be prepared in accordance with GAAP.

         (b) Monthly Reports. Within 15 Business Days after the end of each calendar month during the term of this Agreement, commencing with the first calendar month after the date of this Agreement, the Company shall prepare and submit or cause to be prepared and submitted to the Class A Members and the Management Committee an unaudited statement of profit and loss of the Company for such month, an unaudited balance sheet of the Company dated as of the end of such calendar month and an unaudited statement of cash flows for the Company for such calendar month, in each case, certified by the CFO as true and correct and prepared in accordance with GAAP consistently applied.

         (c) Quarterly Report. Within 15 days after the end of each quarterly period (the "Fiscal Quarter") of each Fiscal Year, commencing with the first Fiscal Quarter after the date of this Agreement, the Company shall prepare and submit or cause to be prepared and submitted to the Class A Members and the Management Committee an unaudited statement of profit and loss for the Company for such Fiscal Quarter, an unaudited balance sheet of the Company dated as of the end of such Fiscal Quarter, and an unaudited statement of cash flows for the Company for such Fiscal Quarter, in each case, certified by the CFO as true and correct and prepared in accordance with GAAP consistently applied.

         (d) Annual Reports. Within 30 days after the end of each Fiscal Year during the term of this Agreement, the Company shall prepare and submit or cause to be prepared and submitted to the Class A Members and the Management Committee
(i) the following audited statements: a balance sheet, together with a statement of profit and loss, a statement of cash flows for the Company during such Fiscal Year, a statement of any amounts contributed and/or distributed to the Class A Members during such Fiscal Year and a statement of Class A Members' equity, in each case, prepared in accordance with GAAP consistently applied and (ii) a report of the activities of the Company during the Fiscal Year.

         (e) Other Reports. Subject to the confidentiality and use restrictions set forth in the Operating Agreement and elsewhere herein, the Company shall provide to each Class A Member and the Management Committee such other reports and information concerning the business and affairs of the Company as may be required by the Act or by any other law or regulation of any regulatory body applicable to the Company and such other information as may be reasonably requested by any Class A Member, it being understood that any information provided to any Class A Member in accordance with this Section 3.2(e) shall be simultaneously provided to the other Class A Members. Any Class A Member requesting additional reports or information in accordance with this Section 3.2(e) not otherwise contemplated by this Agreement or the Operating Agreement shall be required to reimburse the Company for any out-of-pocket costs associated with producing such additional reports or providing such additional information. Any such information may be used only by such Class A Member and its Majority-Owned Affiliates in the ordinary course of its own business and in connection with its investment in the Company.

         (f) Bank Accounts. All funds of the Company will be deposited in the Company's name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at the banks designated by the CEO from time to time, and the CEO will arrange for the appropriate conduct of such account or accounts.

         3.3 Auditors. The Company's independent public accountants and auditors will be Deloitte & Touche LLP or such other nationally recognized accounting firm as Polo and the Media Representative may approve from time to time (the "Auditors"). The Auditors will initially be appointed pursuant to an engagement letter between the Company and the Auditors approved by both Polo and the Media Representative, which letter will provide that (i) a copy of any Management or Accounting Control Letters of Recommendation or Comment from the Auditors to the Company will be delivered to the Class A Members approximately contemporaneously with delivery thereof to the Company, and (ii) the Auditors and their work papers will be available to any Class A Member at reasonable times and upon reasonable advance notice to the Auditors and the Company.

         3.4 Fiscal Year. The fiscal year of the Company for financial, accounting and Federal, state and local income tax purposes initially will be the calendar year (the "Fiscal Year"). Upon the consent of Polo and the Media Representative as provided in Section 5.3, the beginning and ending dates of the Fiscal Year may be changed.

         3.5 Demand Registration.

         (a) Subject to the conditions and limitations hereinafter set forth in this Section 3.5, at any time and from time to time after the effectuation of an Initial Public Offering by the Company or in accordance with and as required by
Section 3.16, either the Media Representative or Polo may request in writing that the Company effect the registration under the Securities Act of all or part of Polo's or the Media Members', as the case may be, Demand Registrable Securities specifying in the request the number and type of Demand Registrable Securities to be registered by each such requesting holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Registrations requested pursuant to this Section 3.5 are collectively referred to herein as "Demand Registrations." Upon receipt of such Holder Request, the Company will, within 10 days, give written notice of such requested Demand Registration to all other holders of Demand Registrable Securities, including Polo or the Media Representative, which other holders shall have the right (subject to the limitations set forth in subsection (f) of this Section 3.5) to include the Demand Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible and subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of the following:

         (i) the Demand Registrable Securities that the Company has been so requested to register by the holder that submitted the Holder Request (the "Requesting Holder"); and

         (ii) all other Demand Registrable Securities that the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Demand Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Demand Registrable Securities so to be registered.

         (b) Subject to the provision set forth in subsection (f) of this
Section 3.5, (i) the Company shall not be obligated to effect more than (A) four
(4) Demand Registrations (of which no more than two may be shelf registrations) pursuant to this Section 3.5 at the request of the Media Representative and (B) four (4) Demand Registrations (of which no more than two may be shelf registrations) pursuant to this Section 3.5 at the request of Polo, and (ii) the Company shall not be obligated to file a registration statement under Section 3.5(a) unless the Company shall have received requests for such registration with respect to at least 5% of the fully diluted equity of the Company at such time or shares having a market value of at least $50 million.

         (c) The Company shall not be obligated to file a registration statement relating to any Holder Request under Section 3.5(a) within a period of one year after the effective date of any registration statement relating to any previous Demand Registration or an Initial Public Offering.

         (d) In connection with any offering pursuant to this Section 3.5, the only shares that may be included in such offering are (i) Demand Registrable Securities, (ii) shares of authorized but unissued equity that the Company elects to include in such offering ("Company Securities"), and (iii) Piggyback Registrable Securities eligible to be included in such offering.

         (e) If the Company or Polo reasonably determines that (i) the filing of a registration statement or the compliance by the Company with its disclosure obligations in connection with a registration statement would require the disclosure of material information regarding the Company or Polo, as the case may be, that the Company or Polo, as the case may be, has a bona fide business purpose for preserving as confidential or (ii) such registration would be likely to have an adverse effect on any proposal or plan by the Company or Polo, as the case may be, to engage in any financing transaction, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, the Company may delay (or Polo may instruct the Company to delay, as applicable) the filing of a registration statement and shall not be required to maintain the effectiveness thereof or amend or supplement a registration statement for a period expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material, in the case of clause (i), (B) the date on which such transaction is completed or abandoned, in the case of clause (ii), or
(C) 120 days after the Company or Polo makes such good faith determination, in the case of either clauses (i) or (ii); provided that in such event, the holders of Demand Registrable Securities initiating the request for such registration will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this
Section 3.5. In any event, the Company will pay all registration expenses in connection with any registration initiated under this Section 3.5, except as provided in Section 3.5(i) below.

         (f) If, in connection with any underwritten offering, the managing underwriter shall advise the Company and any holder of Demand Registrable Securities that has requested registration that, in its judgment, the number of securities proposed to be included in such offering should be limited due to market conditions, the Company will so advise each holder of Demand Registrable Securities that has requested registration, and shares shall be excluded from such offering in the following order until such limitation has been met: first, any Piggyback Registrable Securities requested to be included in such offering pursuant to Section 3.6 shall be excluded pro rata based on the respective number of Piggyback Registrable Securities as to which registration has been so requested by all such holders until all such Piggyback Registrable Securities have been so excluded; second, the Demand Registrable Securities requested to be included by the Company shall be excluded until all such Demand Registrable Securities shall have been so excluded; third, the Demand Registrable Securities requested to be included in such offering pursuant to Section 3.5(a)(ii) shall be excluded pro rata, based on the respective number of Demand Registrable Securities as to which registration has been so requested by all such holders until all such Demand Registrable Securities have been so excluded; and thereafter, the Demand Registrable Securities requested to be included in such offering pursuant to Section 3.5(a)(i) by the Requesting Holder shall be excluded; provided, however, that if, in any case where registration has been requested pursuant to Section 3.5(a)(i) by Polo or the Media Representative, by reason of the application of this subsection (f) more than 25% of the Demand Registrable Securities requested by the Requesting Holder to be included in such registration shall be excluded therefrom, then such registration will not count as a Demand Registration requested by the Requesting Holder pursuant to Section 3.5(a).

         (g) A Demand Registration will not be deemed to have been effected unless the registration statement relating thereto has become effective; provided that if after it has become effective, the offering of Demand Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected. Additionally, a Demand Registration shall not be deemed to have been effected if:

         (i) the registration statement relating thereto does not remain effective, current and usable by the Requesting Holder until the earlier of
     (A) three (3) months following the date on which such registration statement became effective, subject to the last sentence of Section 3.5(a) herein and (B) the date on which all of the Demand Registrable Securities requesting in the Demand Registration to be sold pursuant to such registration statement are sold;

         (ii) after the registration statement relating thereto has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason prior to the earlier of (A) the four (4) months following the date on which such registration statement became effective, subject to the last sentence of Section 3.5(a) herein and
     (B) the date on which all of the Demand Registrable Securities requested in the Demand Registration to be sold pursuant to such registration statement are sold; and

         (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, unless the failure to satisfy such conditions to closing is due to some act or failure to act of the Requesting Holder.

         (h) If the Requesting Holder specifies in the Holder Request an underwritten offering, such party or parties shall have the right, with the approval of the Company, which approval shall not be unreasonably withheld, to select the managing underwriter; provided, however, in the event that the Company has elected to include Company Securities in such offering, the Company shall have the right, with the approval of a majority of the holders of Demand Registrable Securities that have requested to be included in such offering, which approval shall not be unreasonably withheld, to select the managing underwriter.

         (i) The Company will pay all registration expenses incurred in connection with each Demand Registration effected by it pursuant to this Section
3.5. The Requesting Holder will be responsible for underwriters discounts, selling commissions and fees and disbursements of counsel for the Requesting Holder with respect to the Demand Registrable Securities being sold by it.

         (j) The Requesting Holder, upon the approval of the Company, which shall not unreasonably be withheld, shall have the sole right to determine the offering price per share and underwriting discounts, if applicable, in connection with a Demand Registration pursuant to this Section 3.5.

         3.6 Piggyback Registrations.

         (a) In connection with or after an Initial Public Offering, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Piggyback Registrable Securities for sale to the public under the Securities Act, it will, within ten days, give written notice to all the holders of Piggyback Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, including, without limitation, (x) the intended method to dispose of the securities offered, including whether or not such registration will be effected through an underwriter in an underwritten offering or on a "best efforts" basis, and, in any case, the identity of the managing underwriter, if any, and (y) the price at which the Piggyback Registrable Securities are reasonably expected to be sold. Upon the written request of any holder of Piggyback Registrable Securities delivered to the Company within 20 calendar days after the receipt of any such notice (which request shall specify the Piggyback Registrable Securities intended to be disposed of by such holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all the Piggyback Registrable Securities that the Company has been so requested to register; provided, however, that:

         (i) with respect to Piggyback Registrable Securities acquired, directly or indirectly, in respect of Class B Membership Interests, they shall not participate in an Initial Public Offering;

         (ii) if, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Piggyback Registrable Securities who shall have made a request for registration as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Piggyback Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith);

         (iii) if the Company has determined in good faith (A) that the Company then is unable to comply with its disclosure obligations (because it would otherwise need to disclose material information which the Company has a bona fide business purpose for preserving as confidential) or the SEC requirements in connection with a registration statement or (B) that the registration and distribution of Piggyback Registrable Securities (or the use of the registration statement or related prospectus) would interfere with any pending material financing, acquisition, corporate reorganization or any other material corporate development involving the Company, the Company may, at its election, give written notice of such determination to each holder of Piggyback Registrable Securities included in such registration and thereupon the Company shall be relieved of any obligation to maintain the effectiveness thereof or amend or supplement such registration statement; and

         (iv) if such registration involves an underwritten offering, all holders of Piggyback Registrable Securities requesting to be included in the Company's registration must sell their Piggyback Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company and the Requesting Holders shall enter into the underwriting agreement agreed to between the Company and such managing underwriter.

         (b) The Company shall not be obligated to effect any registration of Piggyback Registrable Securities under this Section 3.6 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

         (c) If a registration pursuant to this Section 3.6 involves an underwritten offering and the managing underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, the Company will so advise each holder of Piggyback Registrable Securities that has requested registration pursuant to Section 3.6(a), and shares shall be excluded from such offering in the following order until such limitation has been met: first, the Piggyback Registrable Securities requested to be included in such offering by Polo, the Media Representative and any other holder of Piggyback Registrable Securities requesting to participate therein shall be excluded pro rata, based on the respective number of Piggyback Registrable Securities as to which registration has been so requested by such parties, until all such Piggyback Registrable Securities shall have been so excluded; and thereafter, the securities requested to be registered by the Company shall be excluded.

          (d) In connection with any underwritten offering with respect to which holders of Piggyback Registrable Securities shall have requested registration pursuant to this Section 3.6, the Company shall have the right to select the managing underwriter with respect to the offering; provided that such managing underwriter shall be a nationally recognized investment bank and the Company shall have the right to choose a co-managing underwriter.

          (e) The Company will pay all registration expenses incurred in connection with each of the registrations of Piggyback Registrable Securities effected by it pursuant to this Section 3.6. In addition, the Company shall have the sole right to determine the offering price per share and underwriting discounts in connection with any resale of Piggyback Registrable Shares pursuant to an underwritten offering in connection with a registration pursuant to this
Section 3.6, after consultation with the selling stockholders and due regard for their view relating thereto.

         3.7 Lock-Up Provision. The Members agree that in connection with an Initial Public Offering or any subsequent offering of the Company's equity (other than a demand registration) they will each agree not to sell any shares of the Company's capital stock for a 180- day period following the consummation of such offering. In addition, in connection with any demand registrations effected pursuant to Sections 3.5 and 3.6, respectively, the Members shall each agree to customary restrictions on the sale of shares of the Company's capital stock as are determined by the lead underwriters of any such offering to be necessary in connection therewith.

         3.8 Exchange of Membership Interests for Common Stock. In the event that the Company is converted to a corporation, including, without limitation, upon an Initial Public Offering, (i) first, all outstanding Class B Membership Interests and Class C Membership Interests shall be converted into Class A Membership Interests at Fair Value of such outstanding Class B Membership Interests and Class C Membership Interests, and (ii) after such conversion, all Class A Membership Interests owned by a holder shall be exchanged by the Company for shares of common stock. Any such shares of common stock received by holders of Class B Membership Interests and Class C Membership Interests shall continue to be subject to the requirements of Section 2.13 and to any applicable restrictions on vesting and forfeiture set forth in any agreements to which the Class B Members or the Class C Members are party. For the avoidance of doubt, any Class B Membership Interests which are vested and not subject to forfeiture will be transferrable following the consummation of an Initial Public Offering, subject to compliance with any and all applicable securities laws.

         3.9 Employees and Benefit Matters.

         (a) Generally. The Class A Members will use all commercially reasonable efforts to examine and determine the needs of the Company in respect of employees and employee benefit matters and to reach a written agreement on such matters at the earliest practicable date. The Company shall provide for its management an equity incentive pool of up to 10% of the fully diluted equity of the Company for the grant of options, restricted units or interests or any other similar incentive plan (inclusive of any Class B Membership Interests granted as of the date hereof).

         (b) Member Responsibility. Each Class A Member will be responsible for any rights of its (or its respective Affiliates') respective employees who become employees of the Company which rights accrued prior to employment by the Company and by virtue of employment with the Class A Member (or its respective Affiliates), as the case may be, including any rights accrued under any pension or other benefit plan.

         (c) Non-Solicitation. No Class A Member may, directly or indirectly, solicit the employment of, or hire, any employee of the Company or of any other Class A Member with whom it has had contact or who became known to it in connection with the Business, this Agreement or the Operating Agreement without the prior consent of Polo, in the case of the Media Members, or the applicable Media Member, in the case of Polo; provided, however, that the foregoing provisions will not prevent any Class A Member from employing any such Person
(i) who contacts such Class A Member on his or her own initiative without any direct or indirect solicitation by or encouragement from such Class A Member and who has not been employed by such Class A Member or the Company during the preceding six months, (ii) who is referred to such Class A Member by a bona fide employee search firm not specifically directed to contact such employee or other employees of such Class A Member or the Company or (iii) as a result of general solicitation, including solicitation in trade magazines.

         3.10 Expense Reimbursement. Except as otherwise provided herein or in the Operating Agreement, the Company will be responsible for the payment of all its own expenses. The Company will not be obligated to reimburse the Members for any expenses paid by them on behalf of the Company, whether out-of-pocket or direct overhead, except for such items as are agreed to by the Management Committee to be provided by one of the Members. This provision shall not apply to any products supplied under the Supply Agreement or services provided under the Services Agreement.

         3.11 The Members as Third Party Beneficiaries. The Company shall ensure to the extent commercially practicable that each contract, agreement or other arrangement the Company enters into with any third party for the purposes of providing services to the Company shall provide each Class A Member with rights as a third party beneficiary to enforce such third party contract to the extent that any party to such third party contract shall act in a manner inconsistent with the terms of this Agreement or any Ancillary Agreement.

         3.12 Deadlocks.

         (a) Deadlocks of Managers. In the event that the Management Committee fails to agree on any matter as to which unanimous agreement of the Managers is required under this Agreement, the Operating Agreement or by law, and such deadlock is not resolved within 30 days of the date the Management Committee reaches such deadlock, Polo and the Media Representative shall use their commercially reasonable best efforts to resolve such deadlock. In the event that Polo and the Media Representative fail to agree on any issue, and such deadlock is not resolved within 30 days following the giving of written notice of the existence of such deadlock (including a Material Deadlock) from the Management Committee to the Class A Members or by Polo to the Media Representative, or vice versa, either Polo or the Media Representative may request that the Chief Executive Officer of Polo and the Chief Executive Officer of NBC, or their respective designees, seek to resolve such deadlock. Within 30 days of the initial request, such persons or their designees shall meet and use their reasonable best efforts to resolve the deadlock.

         (b) Deadlocks of Class A Members. In the event that the unanimous consent of Polo and the Media Representative is not received on any matter as to which such consent is so required in accordance with the terms of this Agreement, the Operating Agreement or by law, including Section 5.3, either Polo or the Media Representative may provide the other party with notice that a deadlock (including, if applicable, a Material Deadlock) has occurred. Following the delivery of such notice, Polo and the Media Representative shall negotiate in good faith, and shall use their commercially reasonable best efforts, to resolve such deadlock, and shall include their senior management in such negotiation process. In the event that Polo and the Media Representative fail to reach agreement after a period of 30 days following the giving of written notice of the existence of such deadlock by Polo to the Media Representative, or vice versa, either Polo or the Media Representative may request that the Chief Executive Officer of Polo and the Chief Executive Officer of NBC, or their respective designees, seek to resolve such deadlock. Within 30 days of the initial request, such persons or their designees shall meet and use their reasonable best efforts to negotiate in good faith to resolve the deadlock (including Material Deadlock).

         (c) Continuation of Business. While any deadlock (including a Material Deadlock) referred to in Section 3.12(a) or 3.12(b) is pending, the Business shall continue to be operated without interruption consistent with prudent management practices and in a manner most likely to continue its operations in the ordinary course of business consistent with the Business Plan and Budget most recently in effect.

         (d) Polo Deadlock Call. It is understood and agreed that the rights provided to Polo and the Media Members in Sections 3.12(d) and 3.12(e) shall not be exercisable unless the respective Chief Executive Officers of NBC and Polo (or designees of each) shall have attempted in good faith to resolve matters that are the subject of a Material Deadlock. In the event that (i) on or prior to the fifth anniversary of the date of this Agreement, a Material Deadlock has occurred and has been continuing uninterrupted for a period of 365 days and (ii) after the fifth anniversary of the date of this Agreement, in the event that a Material Deadlock has occurred and has been continuing uninterrupted for a period of 180 days, in each case, from the date notice (a "Notice of Material Deadlock") is first provided pursuant to Section 3.12(b) by either Polo or the Media Representative, as the case may be, to the other Members that a deadlock has occurred (the expiration of either such period a "Material Deadlock Event"), Polo shall have the right (the "Polo Deadlock Call") to purchase from the Media Members all, but not less than all, of the Media Members' aggregate Membership Interests in the Company (the "Media Members' Membership Interests"). If Polo wishes to exercise the Polo Deadlock Call, then Polo (no later than 60 days following a Material Deadlock Event) shall provide written notice to the Media Representative, which notice shall (A) state that Polo proposes to exercise the Polo Deadlock Call and (B) set forth in reasonable detail the purchase price as calculated in accordance with Section 3.15(a) and all the material terms and conditions of the proposed purchase. For purposes of the foregoing, a Material Deadlock shall be deemed to have occurred if the party receiving the Notice of Material Deadlock does not dispute such Material Deadlock by seeking a determination of an arbitrator on or prior to the 15th day following receipt of such Notice of Material Deadlock. The closing of such sale will take place as set forth in Section 3.15(c). If Polo fails to give notice within 60 days following a Material Deadlock Event, then Polo shall be deemed to have waived the Polo Deadlock Call and shall have no further right to exercise the Polo Deadlock Call with respect to such Material Deadlock Event.

         (e) Media Members Sale Right. In the event of a Material Deadlock Event, the Media Members shall have the right (the "Media Members Sale Right"), at the election of the Media Representative, to sell or cause to be sold all, but not less than all, of the Media Members' Membership Interests in accordance with the following procedures:

         (i) The Media Representative shall give written notice to Polo no later than 90 days following a Material Deadlock Event which notice shall state that Media Members propose to effect a sale of all, but not less than all, their Membership Interest (the "Media Members Sale Notice"). If the Media Representative fails to give the Media Members Sale Notice within 90 days following a Material Deadlock Event, the Media Members shall be deemed to have waived the Media Members Sale Right and have no further right to exercise the Media Members Sale Right with respect to such Material Deadlock Event. The Media Members Sale Notice shall state which of the following rights the Media Members have determined to give Polo: (x) a right to purchase the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term or (y) a right of first refusal in connection with such sale (the "Election Notice").

         (ii) In the event that the Media Representative elects to provide Polo a right to purchase the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term, Polo shall, within 30 days after receiving its Election Notice, deliver to the Media Representative a written notice stating that Polo would be willing to buy all, but not less than all, of the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term (the "Polo Offer Notice"). If Polo delivers such Polo Offer Notice, the closing of such sale will take place as set forth in Section 3.15(c). If Polo determines not to acquire the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term or does not respond to the Election Notice within the 30-day period mentioned above, the Media Representative may then sell to one or more Qualified Buyers (but not more than four) so long as one of such Qualified Buyers (x) acquires at least 26% of the Company's voting equity, (y) has an unfettered right to vote on behalf of all the other Qualified Buyers and (z) the terms of agreement among such Qualified Buyers are reasonably satisfactory to Polo, subject to the provisions in this Section 3.12(e)(ii), all but not less than all, of the Media Members' Membership Interest for any price and for any type of consideration; provided, however, that such sale is bona fide and that a bona fide written, binding agreement with respect to such sale has been reached with one or more Qualified Buyers and delivered to Polo prior to 180 days from the date of the earlier of the date on which Polo notifies the Media Representative that it does not wish to purchase the Media Members' Membership Interests in accordance with this Section 3.12(e)(ii) or the expiration of the 30-day period described above. If an agreement of sale is not reached within the period provided for in this clause (ii), or if an agreement is reached but the sale is not consummated, then the Media Members shall be deemed to have waived the Media Members Sale Right with respect to such Material Deadlock Event. The closing of any sale made in accordance with the foregoing will take place as set forth in
     Section 3.15(c).

         (iii) In the event that the Media Representative elects to provide Polo a right of first refusal, the Media Representative shall, within 180 days after giving its Election Notice, deliver to Polo an additional written notice stating the purchase price in cash at which the Media Members would be willing to sell all, but not less than all, of their Membership Interests to a Qualified Buyer or Buyers (as described below) and all the material terms and conditions of the proposed sale (the "ROFR Notice"). If the Media Representative does not deliver to Polo the ROFR Notice within such 180-day period, the Media Members shall be deemed to have waived the Media Members Sale Right and have no further right to exercise the Media Members Sale Right with respect to such Material Deadlock Event. If the Media Representative does deliver such notice, Polo shall have 30 days from the date of receipt of the ROFR Notice to elect to acquire all, but not less than all, of the Media Members' Membership Interests at the price set forth in the ROFR Notice. If Polo makes such election, the closing of such sale will take place as set forth in Section 3.15(c). If Polo fails to notify Media Representative that it wishes to acquire the Media Members' Membership Interests within the 30-day period mentioned above, the Media Members, at the election of the Media Representative, may sell to one or more Qualified Buyers (but not more than four) so long as one of such Qualified Buyers (x) acquires at least 26% of the Company's voting equity,
     (y) has an unfettered right to vote on behalf of all the other Qualified Buyers and (z) the terms of agreement among such Qualified Buyers are reasonably satisfactory to Polo, subject to the provisions in this Section 3.12(e)(iii), all but not less than all, of their Membership Interests (1) for a purchase price in cash or marketable securities that is no less than the aggregate purchase price payable in cash set forth in the ROFR Notice and (2) upon terms and conditions no more favorable to any Qualified Buyer than those stated in the ROFR Notice; provided, however, that such sale is bona fide and that a bona fide written agreement with respect to such sale has been reached with one or more Qualified Buyers and delivered to Polo within 30 days from the earlier of the date on which Polo notifies the Media Representative that it does not wish to exercise its rights in accordance with this Section 3.12(e)(iii) or the expiration of the 30-day period described above. If an agreement of sale is not reached within the period provided for in this clause (iii), or if an agreement is reached but the sale is not consummated, then the Media Members shall be deemed to have waived the Media Members Sale Right with respect to such Material Deadlock Event.

         (iv) So long as a Qualified Buyer complies with the last sentence of

     Section 3.15(c), any Qualified Buyer's purchase of the Media Members' Membership Interests under Sections 3.12(e)(ii) and 3.12(e)(iii) shall be deemed to have been authorized by Polo for purposes of Article XI, in which case such Qualified Buyer shall automatically succeed to the Media Members' rights as a Member or otherwise under this Agreement and the Operating Agreement notwithstanding anything to the contrary that may be contained in
     Article XI and the Media Members shall be released from all obligations under this Agreement and the Operating Agreement other than Section 2.4 of the Operating Agreement (Non-Disclosure) and NBC's obligations to provide $100 million aggregate credits for advertising time and the obligations of NBCi and CNBC.com in respect of $40 million and $10 million, respectively, of credits in Online Advertising. The closing of any sale made in accordance with the foregoing will take place as set forth in Section 3.15(c).

         (v) In the event that the Media Members shall exercise the Media Members Sale Right, the Company and Polo shall cooperate with all reasonable requests of the Media Representative to facilitate such sale.

         (f) Notwithstanding the provisions in this Section 3.12 providing for the waiver of the Polo Deadlock Call or the Media Members Sale Right if notice is not provided on a timely basis, if the parties continue to be deadlocked with respect to a particular issue following the occurrence of a Material Deadlock Event, after taking into account a significant change in the facts and circumstances surrounding such Material Deadlock Event, such continuing deadlock can result in a subsequent Material Deadlock Event if the standards set forth in this Section 3.12 are satisfied and, as a result of such Material Deadlock, the Polo Deadlock Call and the Media Members Sale Right would otherwise be exercisable.

         3.13 Change of Control.

         (a) Change of Control of a Member. Polo or the Media Representative, as the case may be, shall give written notice to the other Member no later than ten days after the earlier to occur of (i) the event constituting a Change of Control and (ii) the execution of a definitive agreement to effect a Change of Control. Such notice shall set forth in reasonable detail the circumstances and terms of the Change of Control, including the identity of the Person acquiring control of Polo or NBC, as the case may be.

         (b) Continuation of Business. Notwithstanding that a Change of Control has occurred or an agreement to effect a Change of Control has been executed, the Business shall continue to be operated without interruption consistent with prudent management practices and in a manner most likely to continue its operations in the ordinary course of business consistent with the Business Plan and Budget most recently in effect.

         (c) NBC Change of Control Call. It is understood and agreed that the rights provided to Polo and the Media Members in Section 3.13(c) and (d) shall not be exercisable during the Quiet Period. In the event of a NBC Change of Control, Polo shall have the right (the "NBC Change of Control Call"), exercisable upon expiration of the Quiet Period and for 365 days thereafter, to purchase all, but not less than all, of the Media Members' Membership Interests at a purchase price determined in accordance with Section 3.15(a). If Polo wishes to exercise the NBC Change of Control Call, then Polo (no later than 365 days following expiration of the Quiet Period) shall provide written notice to the Media Representative, which notice shall (A) state that Polo proposes to exercise the NBC Change of Control Call and (B) set forth in reasonable detail the purchase price as calculated in accordance with Section 3.15(a) and all the material terms and conditions of such purchase. The closing of such sale will take place as set forth in Section 3.15(c). If Polo fails to give notice within 365 days following expiration of the Quiet Period, then Polo shall be deemed to have waived the NBC Change of Control Call.

         (d) Polo Change of Control Sale. In the event of a Polo Change of Control, the Media Members shall have the right (the "Polo Change of Control Sale"), at the election of the Media Representative, to sell all, but not less than all, of their Membership Interest in accordance with the following procedures:

         (i) The Media Representative shall give written notice to Polo no later than 365 days following expiration of the Quiet Period, which notice shall state that the Media Members propose to effect a sale of their Membership Interest and that Polo shall have the right to purchase all, but not less than all, the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term (the "Change of Control Notice"). If the Media Representative fails to give the Change of Control Notice within 365 days following expiration of the Quiet Period, then the Media Members shall be deemed to have waived the Polo Change of Control Sale.

         (ii) Polo shall, within 60 days after receiving the Change of Control Notice, deliver to the Media Representative a written notice stating that Polo would be willing to buy all, but not less than all, of the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term. If Polo delivers such notice, the closing of such sale will take place as set forth in
     Section 3.15(c). If Polo notifies the Media Representative that it has determined not to acquire the Media Members' Membership Interests at the Fair Market Value as determined in accordance with clause (B) of the definition of such term or does not respond to the Change of Control Notice within the 60-day period mentioned above, the Media Representative may then sell all but not less than all of the Media Members' Membership Interests for any price and for any type of consideration to one or more Qualified Buyers (but not more than four) so long as one of such Qualified Buyers (x) acquires at least 26% of the Company's voting equity, (y) has an unfettered right to vote on behalf of all the other Qualified Buyers and (z) the terms of agreement among such Qualified Buyers are reasonably satisfactory to Polo.

         3.14 Polo Buyout Right.

         (a) For a 90-day period commencing upon the date of delivery of the first set of audited financial statements after the twelfth anniversary of this Agreement, and thereafter every three years for a 90-day period commencing upon the date of delivery of the audited financial statements in respect of the fifteenth and every third Fiscal Year of the Company thereafter, Polo shall have the right (the "Polo Buyout Right") to purchase all, but not less than all, of the Media Members' Membership Interests at a purchase price in cash determined in accordance with Section 3.15(a).

         (b) If Polo wishes to exercise the Polo Buyout Right, then Polo shall provide (i) a written notice to the Media Representative within the 90-day period prior to the tenth anniversary of the date of this Agreement and on each successive three year anniversary of such date (the "Preservation Notice"), which notice shall state that Polo wishes to preserve the Polo Buyout Right and
(ii) a written exercise notice to the Media Representative within the period referred to in Section 3.14(a) (the "Purchase Price Notice"), which notice shall set forth in reasonable detail the purchase price as calculated in accordance with Section 3.15(a) and all the material terms and conditions of such purchase. If Polo fails to give either the Preservation Notice or the Purchase Price Notice to the Media Representative within the applicable time period, then Polo shall be deemed to have waived the Polo Buyout Right until the commencement of the next applicable period. The closing of such sale will take place as set forth in Section 3.15(c). In the event that Polo gives the Media Representative the Preservation Notice, the Media Members shall have no further obligations under Section 3.2 of the Operating Agreement, provided, however, that if Polo does not give the Purchase Price Notice, or advises the Media Representative that it has waived its right to give the Purchase Price Notice, then Section 3.2 of the Operating Agreement shall be reinstated except that any bona fide arrangements entered into by any Media Member prior to the earlier of the date on which the Polo Buyout Right Notice may be exercised or 90 days from the date of such advice by Polo shall not be deemed to be a violation of Section 3.2 of the Operating Agreement.

         3.15 Material Deadlock, Change of Control and Polo Buyout Right, Pricing, Deferred Compensation and Closing.

         (a) Price of the Media Members Membership Interests. (i) In the event of the exercise of a Polo Deadlock Call, an NBC Change of Control Call or a Polo Buyout Right where the purchase price is determined by reference to Fair Market Value, the purchase price for the Media Members' Membership Interests, which shall be payable as set forth in Section 3.15(c), shall be equal to the Fair Market Value of the Media Members' Membership Interests, as determined in accordance with clause (A) of the definition of such term, as of the date of Polo's notice of exercise of such Polo Deadlock Call, the NBC Change of Control Call or the Polo

Buyout Right; and (ii) in the event of the exercise of the Media Members Sale Right or Polo Change of Control Sale, the purchase price for the Media Members' Membership Interests, which shall be payable as set forth in Section 3.15(c), shall be equal to the Fair Market Value of the Media Members' Membership Interests as determined in accordance with clause (B) of the definition of such term, as of the date of the Media Representative's notice of the exercise of the Media Members Sale Right or the Polo Change of Control Sale.

         (b) [Reserved]

         (c) Closing. The closing with respect to any exercise of the Polo Deadlock Call, the Media Members Sale Right, the NBC Change of Control Call, the Polo Change of Control Sale or the Polo Buyout Right shall take place at the principal office of the Company on the later to occur of (i) the tenth Business Day after final determination of Fair Market Value or the entering into by the Media Representative and a Qualified Buyer of a definitive purchase agreement, whichever is later, or (ii) the date that all orders, consents and approvals of Governmental Authorities legally required for the closing of such sale have been obtained and are in effect, it being understood that the Class A Members shall use their commercially reasonable best efforts to obtain all such orders, consent and approvals as promptly as practicable. At such closing, to the extent that Polo is purchasing the Media Members' Membership Interests, Polo shall deliver cash or a certified check or checks in the appropriate amount against the delivery of a duly executed assignment of the Membership Interest so purchased. Such Membership Interest shall be delivered to Polo free and clear of all Liens of any nature whatsoever. In the case of a Qualified Buyer, the Qualified Buyer shall agree to be bound by, and become a party to, all the terms of this Agreement and the Operating Agreement.

         (d) Services Agreement. The Services Agreement shall remain in full force and effect in accordance with its terms following the consummation of any sale pursuant to the exercise of the Polo Deadlock Call, the Media Members Sale Right, the NBC Change of Control Call, the Polo Change of Control Sale or the Polo Buyout Right, except that (i) at ValueVision's option, the cost of the services provided by ValueVision thereunder shall be modified to provide ValueVision with payment for such services at the fair market value thereof, as would be negotiated in an arm's length transaction between two willing parties,
(ii) the term of such continuation shall not exceed two years and (iii) the renewal of the Services Agreement thereafter shall be subject to the mutual consent of the Company and ValueVision.

         3.16 Media Members IPO Right. In the event that (i) the Media Representative provides Polo with a Notice of Material Deadlock on account of the failure of Polo and the Media Representative to agree to an Initial Public Offering after the fifth anniversary, the tenth anniversary, the 12th anniversary and every third anniversary thereafter, in each case of the Closing Date, (ii) after the requisite time period has elapsed, the Media Representative exercises the Media Members Sale Right, and (iii) neither Polo nor a Qualified Buyer purchases the Media

Members' Membership Interests at Fair Market Value (as defined in clause (A) of the definition of such term) or greater for a one-year period commencing on the date of the Media Representative's notice of the exercise of the Media Members Sale Right, the Media Representative, after such a one-year period, shall have the right (the "Media Member IPO Right") to require the Company to consummate an Initial Public Offering in accordance with the Demand Registration provisions of
Section 3.5 and in a manner consistent with the prestige of the Members' brands, which the Company shall use its reasonable best efforts to consummate within 180 days of such request on the part of the Media Representative. The lead underwriter for any such Initial Public Offering shall be a nationally recognized (i.e. "bulge bracket") investment bank. Any Initial Public Offering in connection with this Section 3.16 or otherwise shall be subject to (b) conversion of a portion of the royalty under the License Agreement in accordance with Section 8.10 and (c) conversion of the Company into corporate form and the adoption of mutually acceptable governance provisions to Polo and the Class A Members, the approval of such governance provisions by each Class A Member not to be unreasonably withheld. In connection with the conversion of the Company to a corporation for purposes of effecting an Initial Public Offering, after effecting the transactions contemplated by Section 3.8, the Members shall receive equity in the Company in proportion to their respective Sharing Ratios at the time of such conversion.

         3.17 Certain Restrictions. In the event that (a) (i) one or more Class A Members reasonably and in good faith believes that Additional Capital Contributions are required in order to fund the Company's reasonably anticipated capital and operating needs for the twelve months following the request of such Class A Member therefor (after having exhausted the ValueVision Commitment, giving effect to any ValueVision Additional Contributions to be made concurrently with such proposed Additional Capital Contributions) or (ii) the Company is in default under the License Agreement as a result of a failure to pay the royalties due thereunder and Additional Capital Contributions would be required in order to provide the Company with sufficient cash to cure such default and avoid the termination by the Licensor of the License Agreement in accordance with its terms, (b) the Company is unable to raise the required capital plus sufficient capital to fund its capital and operating needs for an additional twelve months on a prudent basis and on commercially reasonable terms through bank borrowings or otherwise in the capital markets and (c) Polo is unwilling or unable to commit to fund its share of any such Additional Capital Contributions but one or more of the Original Media Members is willing and able to fund the aggregate amount of all such Additional Capital Contributions required of the Original Media Members, as evidenced by appropriate supporting documentation, including all necessary corporate and shareholder action of the Original Media Members and their shareholders to authorize such funding and, as a result of the foregoing, in the case of clause (a) (i), a liquidation, dissolution, winding up, voluntary bankruptcy or insolvency of the Company occurs, or the Company shall have ceased to have any substantial ongoing operations, and in the case of clause (a) (ii), Licensor shall terminate the License Agreement in accordance with its terms, neither Polo nor its Affiliates will be permitted to engage in the Business, directly or indirectly, or license or otherwise authorize any third party to engage in the

Business, for a period of three years following such termination without the prior written consent of the Media Representative, and Polo shall be relieved of its obligations under Section 2.6 of the Operating Agreement.

                                   ARTICLE IV

              RIGHTS AND REPRESENTATIONS AND WARRANTIES OF MEMBERS

         4.1 Members' Rights. No Member will have any actual, implied or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor take any action in the name of, or on behalf of, the Company or conduct any business of the Company other than by action of both Polo and the Media Representative.

         4.2 Representations and Warranties. Each Class A Member represents and warrants to the Company and the other Members as follows:

         (a) Due Organization. Such Member is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Such Member is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. Such Member has the requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted;

         (b) Authorization and Validity of Agreement. Such Member has all requisite power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by such Member of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such Member of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Member. This Agreement and the Ancillary Agreements to which such Member is a party have been duly executed and delivered by such Member and constitute valid and legally binding obligations of such Member, enforceable against such Member in accordance with their respective terms;

         (c) No Breach or Government Approvals. The execution, delivery and performance by such Member of this Agreement and the Ancillary Agreements to which such Member is a party and the consummation by such Member of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the charter or bylaws of such Member, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien under, any of the terms, conditions or provisions of any contract or license to which such Member is a party or by which it or its assets or properties are bound, or
     (iv) violate or conflict with any law, order, writ, injunction, decree, statute, rule or regulation applicable to such Member, except, in the case of items (ii), (iii) and (iv) above only, for those which, individually or in the aggregate, would not have a Material Adverse Effect;

         (d) Certain Fees. Neither such Member nor its officers, directors or employees, on behalf of such Member, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby or by the Ancillary Agreements, except in the case of Polo, for Credit Suisse First Boston Corporation, all of whose fees shall be borne by Polo;

         (e) Legal Proceedings. There is no litigation, proceeding or governmental investigation to which such Member or any of its Affiliates is a party pending or, to the knowledge of such Member and its Affiliates, threatened against any of them that relates to the Business or to the Capital Contribution of such party or the transactions contemplated by this Agreement or by the Ancillary Agreements which could, either individually or in the aggregate, result in a Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby or by the Ancillary Agreements. Neither such Member nor any of its Affiliates is in violation of any term of any judgment, writ, decree, injunction or order entered by any court or Governmental Authority (domestic or foreign) and outstanding against such Member or its Affiliates or with respect to the Business or to the Capital Contribution of such Member, except for such violations which could not, individually or in the aggregate, have a Material Adverse Effect;

         (f) Employee Benefits Programs.

                  (i) The Member Plans (as defined below) are in compliance in all material respects with all applicable requirements of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and other applicable laws and have been administered in all material respects in accordance with their terms and such laws. Each Member Plan which is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification, and nothing has occurred that could reasonably be expected to cause the loss of such qualification;

                  (ii) There are no pending or, to the knowledge of each of the Members, threatened claims and no pending or, to the knowledge of each of the Members, threatened litigation with respect to any Member Plans, other than ordinary and usual claims for benefits by participants and beneficiaries; and

                  (iii) No event has occurred and no condition exists that could reasonably be expected to result in material liability to the Company under Title IV of ERISA. "Member Plans" shall mean each material "employee benefit plan" (within the meaning of ERISA), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, and restricted stock plan, program or policy sponsored or maintained by each Member or its Subsidiaries, in which any present or former employee of such Member has any present or future right to benefits or under which each Member or its Subsidiaries has any present or future liability.

         (g) SEC Filings. Polo has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since April 3, 1999 (the "SEC Reports"). Except to the extent revised or superseded by a subsequent filing with the SEC, none of the SEC Reports filed prior to February 7, 2000 contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Media Members and Polo confirms that as of February 7, 2000, the Ancillary Agreements did not constitute material agreements required to be publicly filed by any Member with the SEC as exhibits pursuant to Item 601 of Regulation S-K.

         (h) Acknowledgment. Such Member acknowledges that it is acquiring its Membership Interest for its own account as an investment and without an intent to distribute such Membership Interest and that its Membership Interest has not been registered under the Securities Act, as amended, or any state securities laws, and may not be resold or transferred without appropriate registration or the availability of an exemption from such requirements.

         4.3 Representations and Warranties of JM. JM hereby represents and warrants to the Company and the other Members as follows:

         (a) JM hereby represents and warrants that he is acquiring the Class B Membership Interests for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. JM agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Class B Membership Interests or any other securities issued or otherwise transferred to him pursuant to this Agreement (whether as a distribution to the holders of Membership Interests, in exchange for Membership Interests, in payment for Membership Interests, on redemption of Membership Interests or otherwise) (collectively, "JM Interests") (any such act being herein referred to as a "JM Transfer") unless such JM Transfer complies with Sections 11.1 and 11.2 of this Agreement and (A) the JM Transfer is pursuant to an effective registration statement under the Securities Act, and in compliance with applicable provisions of State securities laws or (B) (I) counsel for JM (which counsel shall be reasonably acceptable to the Management Committee) shall have furnished the Management Committee with an opinion, reasonably satisfactory in form and substance to the Management Committee, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (II) if any transferee is a citizen or resident of any country other than the United States, or JM desires to effect any JM Transfer in any such country, counsel for JM (which counsel shall be reasonably satisfactory to the Management Committee) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Management Committee to the effect that such transfer will comply with the securities laws of such jurisdiction.

         (b) JM acknowledges that he has been advised that (A) the JM Interests have not been registered under the Securities Act, (B) JM Interests must be held indefinitely and JM must continue to bear the economic risk of the investment in JM Interests unless subsequently registered under the Securities Act or an exemption from such registration is available, (C) it is not anticipated that there will be any public market for the JM Interests, (D) Rule 144 promulgated under the Securities Act is not currently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make such Rule available,
     (E) when and if JM Interests may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (F) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation D or some other exemption under the Securities Act, and (G) a notation shall be made in the appropriate records of the Company indicating that JM Interests are subject to restriction on transfer.

         (c) If any JM Interests are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, JM shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Management Committee may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

         (d) JM represents and warrants that he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the JM Interests and to verify such information and has relied solely on such information.

         (e) JM represents and warrants that (A) his financial condition is such that he can afford to bear the economic risk of holding JM Interests for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (B) he can afford to suffer a complete loss of his investment, either directly or indirectly, in the JM Interests, (C) he understands and has taken cognizance of all risk factors related to the purchase of the JM Interests, and (D) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his investment, either direct or indirect, in the JM Interests as contemplated by this Agreement.

         4.4 Title to Company Assets. Except as otherwise set forth herein or in any Ancillary Agreement all Company Assets, wherever located, will be owned by the Company as an entity, and no Member, individually, will have, by reason of being a Member, any ownership of such assets. The Company may hold the Company Assets in its own name or in the name of a nominee, which may be a Member or an Affiliate thereof or any trustee or agent, agreed upon by the Members.


                                    ARTICLE V

                                   MANAGEMENT

         5.1 Management by Managers. Except for situations in which the approval of Polo and the Media Representative is expressly required by Section 5.3, this Agreement, the Operating Agreement or by nonwaivable provisions of applicable law, (i) the powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be managed under the direction of, a committee of Managers (the "Management Committee"), and (ii) the day-to-day activities of the Company will be conducted by the CEO and the other Officers, who will be agents of the Company.

         5.2 Management Committee.

         (a) Number; Composition. The number of Managers of the Company will be a number agreed upon by Polo and the Media Representative from time to time. Initially, the number of Managers will be six. No Manager may be an Officer or employee of the Company.

         (b) Appointment of Managers. Polo, on the one hand, and the Media

Members, collectively, on the other hand, shall appoint an equal number of individuals to serve as their representative Managers. The Media Members hereby initially appoint James H. Schwab, Stuart Goldfarb and Marc Sznajderman as Managers (collectively, the "Media Managers"), and Polo hereby initially appoints F. Lance Isham, Douglas L. Williams and Victor Cohen as Managers (collectively, the "Polo Managers"). In addition, the CEO shall have a non-voting seat on the Management Committee.

         (c) Voting. For purposes of taking any action or voting on any matter coming before the Management Committee, the Media Managers will collectively have one vote and the Polo Managers will collectively have one vote.

         (d) Quorum. At all meetings of the Management Committee, the presence in person, by telephone or by proxy at a meeting of at least one Media Manager and at least one Polo Manager will constitute a quorum at any meeting for the transaction of business, unless a greater number is required by law.

         (e) Required Vote for Action. All Management Committee actions will require the unanimous affirmative vote of the Media Managers and the Polo Managers voting in accordance with clause (c) above.

         (f) Term. Each Manager will hold office until his or her successor has been appointed and qualified, or until the earlier of his or her death, resignation or removal as provided in this Agreement.

         (g) Vacancy. Any vacancy occurring in the Managers may be filled only by the Class A Member, or by the Media Representative on behalf of the Media Members, that originally appointed such Manager.

         (h) Removal. Any Manager may be removed at any time, with or without cause, only by the Class A Member, or by the Media Representative on behalf of the Media Members, that appointed such Manager.

         (i) Resignation. Any Manager may resign at any time upon written notice to the Management Committee and Polo and the Media Representative. Such resignation will take effect at the time specified in the written notice or, if no time is specified therein, at the time of its receipt by Polo and the Media Representative; provided, however, that acceptance of a resignation will not be necessary to make it effective, unless so expressly provided in the resignation.

         5.3 Action Requiring Unanimous Vote of Polo Managers and the Media Managers; Unanimous Vote of the Class A Members.

         (a) Unanimous Vote of the Managers. The following actions may be taken only upon the unanimous affirmative vote of the Polo Managers and the Media Managers (voting in accordance with Section 5.2(c)) and upon such unanimous vote, the right, power and authority to take any of such actions may be delegated to one or more Managers or Officers:

         (i) any act by the Company in contravention of this Agreement, any Ancillary Agreement or the Business Purpose;

         (ii) amendment or modification to this Agreement, the Certificate of Formation or any Ancillary Agreement other than as set forth in Section 2.6 of the Operating Agreement;

         (iii) admission of additional Members or issuance of additional Membership Interests or other equity securities, including any award of equity to the Company's employees, excluding permitted transfers of Membership Interests in accordance with Sections 3.12, 3.13, 3.14, 3.15 or
     Article XI;

         (iv) approval of any Business Plan (other than the Initial Plan) as provided in Section 5.4 and any amendments to, or material deviations from, or commitments that would cause material deviations therefrom, including the making of, or any commitment to make, any individual or related group of capital expenditures in excess of $75,000 above the amount(s) specified in the then current Business Plan;

         (v) declaration of Distributions to Members;

         (vi) merger or consolidation into or with, or acquisition of all or part of the business of, another Person;

         (vii) liquidation, dissolution, winding up, voluntary bankruptcy or insolvency of the Company;

         (viii) sale, lease, transfer or other Disposition of any Company Asset or group of Company Assets having a fair market value or a book value in excess of $100,000 in any single transaction or series of related transactions;

         (ix) other actions which materially affect all or a substantial portion of the Company Assets or the Business;

         (x) issuance, purchase or redemption by the Company of any securities of the Company and any change, increase or reduction in the capitalization of the Company, including any Initial Public Offering;

         (xi) incurrence or guarantee by the Company of indebtedness for money borrowed, or incurrence of any obligation on behalf of the Company, or the grant of any pledge, mortgage, security interest or other encumbrance of any Company Asset, which would cause the aggregate of all such indebtedness, obligations and security interests (without duplication of amounts) to exceed $1,000,000, except for obligations incurred pursuant to the then current Business Plan;

         (xii) guarantee, assurance or undertaking of the performance of any contract by any third party, any Member or any Affiliate of any Member;

         (xiii) transactions between the Company, on the one hand, and the Company's Affiliates (other than the Company's wholly-owned subsidiaries), a Member or a Member's Affiliates, on the other hand, which involves an aggregate amount in excess of $100,000 in any single transaction or series of related transactions and which is not pursuant to the then current Business Plan;

         (xiv) entrance into, amendment, modification or termination of any agreement or group of related agreements of the Company involving consideration in excess of $100,000 other than in the ordinary course of business or pursuant to the then current Business Plan or in accordance with Section 2.6 of the Operating Agreement;

         (xv) employment actions with respect to the hiring, termination and compensation of the CEO and any other senior level officers other than those referred to in Section 6.1, and approving, amending, modifying, waiving, renewing, extending or terminating any employment agreement with any employee (including Officers) of the Company which provides for annual total compensation (including payment in kind and in equity interests) in excess of $200,000;

         (xvi) change of the Fiscal Year;

         (xvii) change of the Auditors;

         (xviii) requiring Additional Contributions by the Class A Members as provided in Section 8.2;

         (xix) approval of the annual audited and unaudited quarterly financial statements of the Company;

         (xx) the initiation, commencement or settlement of any material claim, litigation or arbitration to which the Company is, or is to be, a party ("Litigation") involving or potentially involving an amount in excess of $250,000, except that (A) any

     Litigation relating to the Marks shall not require the consent of, and cannot be brought by, the Media Representative, subject to Section 3.1 of the Operating Agreement and Section 5.3 of the License Agreement, and (B) any Litigation brought by a Class A Member to enforce the rights of the Company against another Member shall not require the consent of the Class A Member against whom the Litigation is brought, it being understood that in the event that the Company has a claim against Polo or one of the Media Members, the Media Representative (in the case of a claim against Polo) or Polo (in the case of a claim against any of the Media Members), shall have the right to control the Company's enforcement of such claim;

         (xxi) amending the Business Purpose or otherwise entering a line of business not expressly contemplated by the terms of this Agreement or the Operating Agreement; and

         (xxii) any decision, or the entering into of any agreement, commitment or arrangement, to effect any of the foregoing.

         (b) Unanimous Vote of the Class A Members. The following actions may be taken only upon the unanimous affirmative vote of the Class A Members, and upon such unanimous vote, the right, power and authority to take any of such actions may be delegated to one or more Managers or Officers:

         (i) amendment or modification to this Agreement, the Certificate of Formation or any Ancillary Agreement other than as set forth in Section 2.6 of the Operating Agreement; and

         (ii) merger or consolidation into or with, or acquisition of all or part of the business of, another Person.

         5.4 Business Plan.

         (a) Not later than 45 days prior to the end of each Fiscal Year, the CEO shall present to the Management Committee a written business plan for the Company for the following Fiscal Year (the "Business Plan"), which will include a Budget for the following Fiscal Year, advertising and marketing plan and three-year strategic plan with projected capital requirements. The Management Committee shall review such Business Plan and its adoption will be subject to the approval of the Management Committee in accordance with Section 5.2(e). The Class A Members shall use commercially reasonable efforts to agree to and adopt an "Initial Business Plan" within 90 days of the date of the Existing Agreement.

         (b) In the event that Polo and the Media Representative are unable to reach agreement on the Budget for any Fiscal Year, the Class A Members agree that the Company shall operate without interruption consistent with prudent management practices and in a manner most likely to continue its operations in the ordinary course of business consistent with past practice.

         (c) In addition, the Management Committee shall adopt an operations manual, which will set forth, in reasonable detail, procedures relating to sales processing, billing, returns and other similar matters, including ticketing information, purchase orders, invoices and sales slips (the "Operations Manual"). To the extent any business materials utilize a Mark, use of such Mark shall be in accordance with the standards referred to in Sections 2.1(a) and 2.3(d) of the Operating Agreement.

         (d) Notwithstanding anything else set forth in this Section 5.4 or elsewhere in this Agreement or the Operating Agreement, the Budget for each year shall be required to include, and the Company shall be authorized to spend, all amounts required by the Annual Advertising Obligation and all amounts required by the License Agreement.

         5.5 Limitation on Management Committee Authority. Except as otherwise specifically provided in this Agreement or the Operating Agreement or by agreement of Polo and the Media Representative, (i) no Manager or group of Managers will have any actual, implied or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor take any action or incur any obligation, liability, debt, cost or expense in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Management Committee taken in accordance with the provisions of this Agreement, and (ii) no Manager will have the power or authority to delegate to any Person such Manager's rights and powers as a Manager to manage the business and affairs of the Company.

         5.6 Meetings of the Management Committee. The Management Committee may meet from time to time but will meet at least quarterly to discuss generally the business of the Company. Meetings of the Management Committee may be called by either Polo or the Media Representative. The Class A Member calling any meeting will cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Management Committee will be specified in the notice. Attendance of a Manager at any meeting will constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. All meetings of the Management Committee may be held either within or without the State of Delaware at such place or places as determined from time to time by the Managers. If a quorum is not present in person, by telephone or by proxy at any meeting of the Management Committee, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

         5.7 Methods of Voting; Proxies. A Manager may vote either in person, by telephone or by proxy executed in writing by such Manager, provided, however, that the Person designated to act as proxy is a Manager. A photocopy, facsimile or similar reproduction of a writing executed by a Manager will be treated as an execution in writing for purposes of this Section 5.7. Proxies for use at any meeting of the Management Committee or in connection with the taking of any action by written consent will be filed with the Management Committee, before or at the time of the meeting or execution of the written consent, as the case may be. No proxy will be valid after 30 calendar days from the date of its execution unless otherwise provided in the proxy. A proxy will be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. A proxy may designate only one Manager to act as proxy.

         5.8 Order of Business. The Management Committee may adopt such rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures are not inconsistent with or do not violate the provisions of this Agreement, and provided that such rules and procedures permit telephonic meetings and provided that one Media Manager and one Polo Manager will be required to attend Management Committee meetings for a quorum to be present. The secretary of the meeting shall prepare minutes of the meeting and place a copy thereof in the minute books of the Company. A copy of the minutes of the meeting will be delivered promptly to each Manager and each Member.

         5.9 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by one Media Manager and one Polo Manager. Such consent will have the same force and effect, as of the date stated therein, as a vote of the Managers and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware or in any certificate or other document delivered to any person or entity. The signed consent will be placed in the minute book of the Company.

         5.10 Telephone and Similar Meetings. The Managers may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting will constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

         5.11 Compensation of Managers. Managers will not receive any salary for their services.

         5.12 Media Representative. No action required to be taken (including the granting or denial of any required consent or approval) by the Media Representative hereunder shall be unreasonably delayed because of the need of the Media Representative to consult with the Media Members. The Media Representative has delivered (or will deliver, to the extent any such agreements, arrangements or understandings are entered into or modified after the date of this Agreement) to Polo copies or summaries of the provisions of any agreements, arrangements or understandings in place among any of the Media Members and/or the Media Representative with respect to the exercise of any of their respective governance or consent rights or obligations hereunder.

         5.13 Waiver of Certain Claims. Each Member hereby agrees, on behalf of itself and its Affiliates, to waive and to release and hold harmless any officers or employees of any of the Members, or any individuals serving at the request of any of the foregoing, who serve as Managers of the Company from any liability whatsoever in respect of any alleged breach of fiduciary duty in the discharge of such persons' duties as Managers of the Company.


                                   ARTICLE VI

                                    OFFICERS

         6.1 Designation Term; Qualifications. Subject to Section 5.3, Polo and the Media Representative together, or the Management Committee may, from time to time, designate and appoint the chief executive officer of the Company ("CEO"). The CEO so designated will have the authority to retain executive-level officers and employees of the Company (the "Officers"); provided, however, that with respect to the Vice President of Public Relations, the Vice President of Advertising & Marketing and the Vice President of Merchandising (i) Polo shall propose to the CEO a number of qualified individuals for those positions (which may involve combining two positions), (ii) the CEO shall then choose among the nominated individuals the persons most qualified for the positions of Vice President of Public Relations, Vice President of Advertising & Marketing and Vice President of Merchandising that he will then recommend to the Media Representative, and (iii) the Media Representative's consent shall be required for each such individual's appointment, which consent shall not be unreasonably withheld; provided, further, that with respect to the chief financial officer ("CFO") (A) the Media Representative shall propose to the CEO a number of qualified individuals for the position of CFO, (B) the CEO shall then choose among the nominated individuals the persons most qualified for the position of CFO that he will then recommend to Polo, and (C) Polo's consent shall be required for such individual's appointment, which consent shall not be unreasonably withheld. Any Officer so designated will have such authority and perform such duties as Polo and the Media Representative together or the Management Committee may, from time to time, delegate to them. Polo and the Media Representative together or the Management Committee may assign titles to particular Officers, and the assignment of such title will constitute the delegation to such Officer of the authority and duties that are normally associated with such office in a corporation for profit incorporated under the General Corporation Law of the State of Delaware, subject to any specific delegation of authority and duties made to such Officer by Polo and the Media Representative together or the Management Committee pursuant to this Section
6.1. Each Officer will hold office for the term for which such Officer is designated and until such Officer's successor is duly designated and qualified or until the earlier of such Officer's death, resignation or removal as provided in this Agreement. Any person may hold any number of offices. An Officer need not be a Delaware resident or a United States citizen. All Officers will be natural persons. Designation of a person as an Officer of the Company will not\of itself create any contract rights.

         6.2 Chief Executive Officer. Subject to the supervision and authority of Polo, the Media Representative and the Management Committee, the CEO (i) will be the chief executive officer of the Company, (ii) will have responsibility and authority for management of the day-to-day operations of the Company in a manner generally consistent with the Business Plan and the Business Purpose and in the best interests of the Company, independent of the separate business interests of the Members, (iii) will keep the Class A Members informed of the affairs of the Company, (iv) subject to Section 6.1, will retain and terminate Officers and (v) will be empowered to and will engage in all appropriate and necessary activities to accomplish the purposes of the Company as set forth herein. Polo and the Media Representative shall cause the Company to employ at all times as Chief Executive Officer an individual with suitable qualifications and experience in the operation of an e-commerce operation such as the Site, and, if reasonably possible, in the operation of a direct marketing vehicle such as the Catalog, it being understood that if the CEO does not have sufficient experience in the operation of a direct marketing vehicle, the Company shall hire an executive to be responsible for such operations who does.

         6.3 Chief Financial Officer. Subject to the supervision and authority of Polo, the Media Representative and the CEO, the CFO will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts, of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Membership Interests. The CFO will perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to the CFO.

         6.4 Vice President. The CEO shall appoint one or more Vice Presidents of the Company (a "Vice President"), except as provided in Sections 5.3(xv) and
6.1. Each Vice President will have such powers and duties as generally pertain to the office of Vice President and as the CEO or the Management Committee may from time to time prescribe.

         6.5 Secretary. The CEO shall appoint a secretary of the Company (the

"Secretary"). The Secretary, at the direction of the CEO and the Management Committee, will prepare and distribute to each Manager an agenda in advance of each meeting and will prepare and distribute to each Manager and each Class A Member written minutes of all meetings of the Management Committee and the Class A Members. The Secretary also will be responsible for preparing and distributing to the Managers and the Class A Members any notices received by the Company or otherwise called for by this Agreement or the Operating Agreement to be given by the Company.

         6.6 Treasurer. The CEO shall appoint a treasurer of the Company (the "Treasurer"). Subject to the supervision and authority of the CEO and the Management Committee, the Treasurer will (i) have charge of and be responsible for the receipt, disbursement and safekeeping of funds and securities of the Company, (ii) deposit all funds of the Company in the name of the Company in such banks, trust companies or other depositories as directed by the Management Committee and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the Treasurer.

         6.7 Other Officers. The Management Committee may designate any other Officers of the Company, including one or more Assistant Secretaries and one or more Assistant Treasurers, who will exercise the powers and will perform the duties incident to their offices, subject to the direction of the Management Committee.

         6.8 Removal and Resignation. Any Officer may be removed as such, with or without cause, by the CEO or the Management Committee whenever in his or their judgment the best interests of the Company will be served thereby. Any Officer may resign as such at any time upon written notice to the Management Committee, and in the case of the CEO only, to Polo and the Media Representative. Such resignation will take effect at the time specified in the written notice or, if no time is specified therein, at the time of its receipt by Polo and the Media Representative or the CEO, as the case may be. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.

         6.9 Vacancies. Subject to Section 6.1, any vacancy occurring in any office of the Company may be filled by the CEO.

         6.10 Duties. The Officers shall manage the Company's business activities in the Company's best interests.


                                   ARTICLE VII

                           MEETINGS OF CLASS A MEMBERS

         7.1 Meetings of Class A Members. A meeting of the Class A Members may be called at any time by Polo or the Media Representative to vote on, or to obtain consent for, any action which, pursuant to this Agreement or the Operating Agreement, permits or requires a vote or consent of Polo and the Media Representative or Polo and the Media Members. The Class A Members will meet at least once in each Fiscal Year.

         7.2 Place of Meetings of Class A Members. Unless the date, time, and place of the meeting is designated by either Polo or the Media Representative calling a meeting, such meeting will be held at the principal office of the Company.

         7.3 Notice of Meetings of Class A Members.

         (a) Except as otherwise provided by law, written or printed notice stating the date, time and place of each meeting of the Class A Members, and the purpose or purposes for which the meeting is called, will be given to each Class A Member not less than five Business Days before the date of the meeting.

         (b) Any notice to be given to the Class A Members for any Meeting will be deemed to be waived by any party who (i) attends such Meeting without protesting prior thereto or at its commencement the lack of notice to such Class A Member or (ii) submits a signed waiver of notice whether before or after such Meeting, which waiver of notice may be delivered by proxy.

         7.4 Fixing of Record Date. For purposes of determining the Class A Members entitled to notice of or to vote at any meeting of Class A Members or any adjournment thereof, or Class A Members entitled to receive payment of any Distribution, or in order to make a determination of Class A Members for any other proper purpose, the date on which notice of the meeting is delivered or mailed or the date on which the resolution declaring such Distribution or relating to such other purpose is adopted, as the case may be, will be the record date for such determination of Class A Members. When a determination of Class A Members entitled to vote at any meeting of Class A Members has been made as provided in this Section, such determination will apply to any adjournment thereof.

         7.5 Quorum. A quorum will be present at any meeting of the Class A Members if the holders of 80% of Class A Membership Interests are represented at the meeting in person or by proxy. Once a quorum is present at the meeting of the Class A Members, the Class A Members represented in person or by proxy and entitled to vote at the meeting may conduct such business as properly may be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Class A Member prior to adjournment or the refusal of any Class A Member to vote will not affect the presence of a quorum at the meeting. If, however, such quorum is not present at any meeting of the Class A Members, the Class A Members represented in person or by proxy and entitled to vote at such meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until all Class A Members are present or represented.

         7.6 Methods of Voting; Proxies. A Class A Member, or the Media Representative on behalf of the Media Members, may vote either in person, by telephone or by proxy executed in writing by the Class A Member or the Media Representative on behalf of the Media Members. A photocopy, facsimile or similar reproduction of a writing executed by a Class A Member, or the Media Representative on behalf of the Media Members, will be treated as an execution in writing for purposes of this Section 7.6. Proxies for use at any meeting of Class A Members or in connection with the taking of any action by written consent will be filed with the Management Committee, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies will be received and taken charge of and all ballots will be received and canvassed by the Management Committee, which will decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy will be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy will be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. A proxy may designate only one Person to act as proxy.

         7.7 Conduct of Meetings. Meetings of the Class A Members may be presided over by a chairman of the meeting, who may be designated by the Class A Member who called such meeting. Such chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

         7.8 Voting on Matters. Each Class A Member will be entitled to vote at any meeting of the Class A Members in person or by proxy. Each Class A Member shall be entitled to vote its percentage interest in the Company in accordance with its Sharing Ratio as set forth in Exhibit A. For purposes of voting on matters, at any meeting of the Class A Members at which a quorum is present, the act of the Class A Members will be the affirmative vote of 80% of the Class A Membership Interests represented in person, by telephone or by proxy at such meeting.

         7.9 Registered Members. The Company will be entitled to treat the holder of record of any Class A Membership Interest as the holder in fact of such Class A Membership Interest for all purposes, and, accordingly, will not be bound to recognize any equitable or other claim to interest in such Class A Membership Interest on the part of any other Person, whether or not the Company has express or other notice of such claim or interest, except as expressly provided in this Agreement or the laws of the State of Delaware.

         7.10 Actions Without a Meeting.

         (a) Except as otherwise provided by law or by the Certificate of Formation, any action required or permitted to be taken, or which may be taken, by law or the Certificate of Formation or this Agreement or the Operating Agreement, at any meeting of Class A Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of Class A Membership Interests constituting not less than the minimum amount of Class A Membership Interests that would be necessary to authorize or take such action at a meeting at which the holders of all Class A Membership Interests entitled to vote on the action were present and voted. Every written consent will bear the date of signature of each Class A Member who signs the consent. The signed consent or consents of Class A Members will be placed in the minute book of the Company. The record date for determining Class A Members entitled to take action without a meeting will be the date the first Class A Member signs a written consent. A photocopy, facsimile or similar reproduction of a writing signed by a Class A Member will be regarded as signed by the Class A Member for purposes of this
Section 7.10.

         (b) If any action by Class A Members is taken by written consent, any articles or documents filed with the Secretary of State of the State of Delaware as a result of the taking of the action will state, in lieu of any statement required by applicable law concerning any vote of Class A Members, that written consent has been given in accordance with the provisions of applicable law and that any written notice required by applicable law has been given.

         7.11 Telephone and Similar Meetings. The Class A Members may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in any such meeting will constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.


                                  ARTICLE VIII

                         CONTRIBUTIONS; CAPITAL ACCOUNTS

         8.1 Initial Contributions.

         (a) On the Closing Date, concurrently with the execution of the Existing Agreement, ValueVision contributed to the Company and the Company received an amount in cash equal to $10,000,000 (the "ValueVision Initial Capital Contribution").

         No Member will have the right to withdraw or be repaid any Capital Contribution, except as provided in this Agreement.

         (b) As of the date of this Agreement, the Sharing Ratio of each Member in the Company shall be as set forth on Exhibit A.

         8.2 Additional Contributions.

         (a) ValueVision shall make additional Capital Contributions in cash, in addition to the ValueVision Initial Capital Contribution ("ValueVision Additional Contributions"), consistent with the Business Plan (except as may otherwise be agreed to by the Class A Members) as may be requested by the CEO in writing (stating that in the CEO's business judgment further cash contributions in the amount specified are reasonably required by the Company under the current Business Plan and that such amounts will be used in accordance with the current Business Plan) at any time and from time to time upon not less than 20 days prior notice to ValueVision; provided, however, that in no event shall the ValueVision Initial Capital Contribution and the aggregate ValueVision Additional Contribution(s) total more than $50 million. If the Class A Members agree to make any Additional Contributions to the Company, the Class A Members' respective amount of the proposed Additional Contribution shall be funded by the Class A Members in proportion to their respective Sharing Ratios on the fifth Business Day following such agreement; provided, that a new class of units will be issued to reflect the additional contribution by such Class A Members and such new class will be assigned a Distribution Interest in accordance with
Section 9.7(a)(iv). Any such new class shall have substantially the same rights, preferences and obligations hereunder as the Class A Membership Interests and shall vote with the Class A Membership Interests on all matters to be voted on by the Class A Members. Any new class shall not have the right to a separate class vote with respect to any matters whatsoever. Any such Additional Contribution agreed to by the Class A Members shall not reduce the ValueVision Commitment.

         (b) None of the Members will be obligated to make Additional Contributions other than as set forth herein.

         8.3 Enforcement of Commitments. In the event any Class A Member fails to perform its Commitment, the Management Committee shall give such Delinquent Member a notice of such failure. If the Delinquent Member fails to perform the Commitment (including the payment of any costs associated with the failure and interest at the Default Interest Rate) within ten Business Days of the giving of such notice, the Management Committee and/or the non-delinquent Member may take such action as deemed appropriate, including enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in this Agreement. Each Class A Member expressly agrees to the jurisdiction of such courts but only for purposes of such enforcement.

         8.4 Maintenance of Capital Accounts.

         A separate capital account shall be maintained for each Member throughout the term of the Company in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Regulations as in effect from time to time, and, to the extent not inconsistent therewith, to which the following provisions apply:

         (a) To each Member's Capital Account there will be credited (i) the amount of money contributed by such Member to the Company (including liabilities of the Company assumed by such Member as provided in Section 1.704-1(b)(2)(iv)(c) of the Regulations); (ii) the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); and (iii) such Member's share of Profits and items of income and gain that are specially allocated to such Member pursuant to Section 9.4 hereof or otherwise pursuant to this Agreement (other than items of income or gain allocated pursuant to Section 9.6(b)).

         (b) To each Member's Capital Account there will be debited (i) the amount of money distributed by the Company to such Member other than amounts which are in repayment of debt obligations of the Company to such Member; (ii) the fair market value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code);
     (iii) such Member's share of Losses or items of loss or deduction that are specially allocated pursuant to Section 9.4 hereof or otherwise pursuant to this Agreement (other than items of loss or deduction allocated pursuant to Section 9.6(b)); and (iv) such Member's share of any excess of depreciation or amortization expense reflected in the Company's financial statements prepared in accordance with generally accepted accounting principles over such Member's share under Section 9.6(b) of the corresponding depreciation or amortization expense allowable for federal income tax purposes with respect to the related property.

         (c) The Capital Account of a transferee Member will include the appropriate portion of the Capital Account of the Members from whom the transferee Member's interest was obtained.

         (d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
     Section 1.704-1(b) of the Regulations, and will be interpreted and applied in a manner consistent with such Regulations. Consistent with the Members' intention of maintaining Capital Accounts in a manner consistent with the principles of Section 1.704-1(b) of the Regulations, the value of any Property (other than cash) (i) contributed to the Company by a Member, (ii) distributed to a Member from the Company or (iii) owned by the Company and subject to a revaluation upon the occurrence of certain events shall be the fair market value of such Property (net of liabilities secured by such property that the Company or such Member, as the case may be, is considered to assume or take subject to under Section 752 of the Code) on the date of contribution, distribution or revaluation, as applicable.

         8.5 No Obligation to Restore Deficit Balance. Except as required by law or as otherwise provided in this Agreement, no Member will be required to restore any deficit balance in its Capital Account.

         8.6 Withdrawal; Successors. A Member will not be entitled to withdraw any part of its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement, and no Member will be entitled to or required to make any capital contribution to the Company other than the Commitments. Any Member, including any additional or substitute Member, who receives an interest in the Company or whose interest in the Company is increased by means of a transfer to it of all or part of the interest of another Member, will have a Capital Account with respect to such interest initially equal to the Capital Account with respect to such interest of the Member from whom such interest is acquired.

         8.7 Interest. No Member will be entitled to interest on such Member's Capital Contribution or on any Profits retained by the Company.

         8.8 Investment of Capital Contributions. The cash portion of the Capital Contributions of the Class A Members will be invested by the Management Committee in demand, money market or time deposits, obligations, securities, investments or other instruments constituting cash equivalents, until such time as such funds are used by the Management Committee for Company purposes. Such investments will be made by the Management Committee for the benefit of the Company.

         8.9 Advances to the Company. Except with the express written consent of Polo, in the case of the Media Members, or the Media Representative, in the case of Polo, no Member may make loans or advance funds to the Company other than the ValueVision Initial Capital Contribution, the ValueVision Additional Contributions and any Additional Contributions required to be contributed to the Company pursuant to this Agreement.

         8.10 Initial Public Offering. In the event that Polo and the Media Representative agree in accordance with Section 5.3, or the Media Representative determines in accordance with Section 3.16, to conduct an Initial Public Offering, Polo shall have the right to increase its total equity investment in the Company by contribution, by way of conversion, of a portion of its royalty under the License Agreement into additional equity in the Company. The amount of such additional equity shall be calculated, taking into account the valuation of the Company for purposes of the Initial Public Offering and the totality of the circumstances, by a reputable, nationally recognized investment banking firm chosen by Polo and the Media Representative in good faith at the time of such conversion; provided, however, if Polo and the Media Representative are unable to agree on the selection of an investment banking firm, each party shall appoint one nationally recognized investment banking firm, each of which shall select a third investment banking firm, which shall calculate the amount of additional equity. All costs associated with the valuation process shall be paid by the Company.

         In order to effect the foregoing, Polo shall have the right to require the Company to agree to an amendment of the License Agreement in which the royalty is reduced in accordance with the foregoing procedure. Polo shall have 30 days after the determination by the Company or, in the case of Section 3.16, the Media Representative, to conduct an Initial Public Offering in accordance with this Agreement to exercise its conversion option. If Polo exercises its conversion option, the closing with respect to such exercise shall take place no earlier than the consummation of the Initial Public Offering.


                                   ARTICLE IX

                          ALLOCATIONS AND DISTRIBUTIONS

         9.1 Profits and Losses. Profits and Losses, and each item of Company income, gain, loss, deduction, credit and tax preference with respect thereto, for each Fiscal Year (or shorter period in respect of which such items are to be allocated) will be allocated among the Members as provided in Sections 9.2 through 9.6 for tax accounting purposes.

         9.2 Profits. After giving effect to the special allocations set forth in Section 9.4, the allocation of Profits for any Fiscal Year will be allocated among the Members in the following order of priority:

         (i) first, 100% to the Class A Members pro rata in proportion to their relative Sharing Ratios until the aggregate amount of Profits previously allocated to such Class A Members pursuant to this Section 9.2 minus the sum of (y) the aggregate amount of Losses previously allocated to such Members pursuant to Section 9.3 plus (z) the aggregate amount of distributions previously made to such Members pursuant to Section 9.7(c) equals $400,000,000;

         (ii) thereafter, to the Class A Members, Class B Members and Class C Members pro rata in proportion to their respective Sharing Ratios; and

         (iii) notwithstanding clause (i) and (ii) above, if there is an Initial Public Offering, sale or other disposition of substantially all of the assets of the Company or a liquidation of the Company pursuant to Article XII, Profits shall be allocated (x) first, to Polo until the ratio of Polo's Capital Account balance to the sum of the Members' Capital Account balances equals Polo's Sharing Ratio, (y) second, to the Class A Members pro rata in proportion to their respective Sharing Ratios (provided that, for purposes of this clause (y), Profits shall be reallocated among the Original Media Members so as to cause, as nearly as possible, the balances in such entities' Capital Accounts to bear the same ratios to one another as do such entities' respective Sharing Ratios) until the sum of the Capital Account balances of the Class A Members plus distributions to such Class A Members pursuant to Section 9.7(a) equals $400,000,000 and (z) thereafter, to the Class A Members, Class B Members and Class C Members pro rata in proportion to their respective Sharing Ratios.

         9.3 Losses. After giving effect to the special allocations set forth in
Section 9.4, Losses will be allocated (i) first, so as to cause, as nearly as possible, the balances in the Class A Members' respective Capital Accounts to bear the same ratios to one another as do the Members' respective Sharing Ratios and (ii) second, to the extent any Class A Member, Class B Member or Class C Member has a positive Capital Account balance, to such Class A Members, Class B Members and Class C Members pro rata in accordance with such Members' respective Sharing Ratios.

         9.4 Special Allocations. The following special allocations will be made:

         (a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-l(b)(2)(ii)(d)(4), Section 1.704-l(b)(2)(ii)(d)(5), or Section
     1.704-l(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain will be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 9.4(a) will be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IX have been tentatively made as if this Section 9.4(a) were not in this Agreement.

         (b) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amounts such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member will be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.4(b) will be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IX have been made as if Section 9.4(a) and this Section 9.4(b) were not in this Agreement.

         (c) Curative Allocations. The allocations set forth in Sections 9.4 (a) and (b)

     (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 9.4(c). Therefore, notwithstanding any other provision of this Article IX (other than the Regulatory Allocations), the Managers may make such offsetting special allocations of Company income, gain, loss or deduction in any manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement.

         (d) Elective Gross Allocations. The Members will have the ability to make reasonable allocations of Company income and expense (including, without limitation, amortization deductions under Section 195 of the Code) pursuant to Section 9.3 and the proviso of Section 9.2 in order to cause the balances in the Members' respective Capital Accounts to bear the same ratio to one another as do the Members' respective Sharing Ratios.

         (e) Subsequent Adjustments to Income.

                  (i) To the extent, if any, that the taxable income of a Member is deemed to be increased by any taxing authority pursuant to Section 482 of the Code or other similar provision (other than an increase described in subsection (ii) below), then the correlative deduction shall be specially allocated to such Member.

                  (ii) To the extent, if any that the taxable income of Polo arising out of a transfer of inventory to the Partnership is increased, directly or indirectly, by any taxing authority pursuant to Section 482 of the Code or other similar provision and such adjustment or reallocation results in increased cost-of-goods-sold with respect to such inventory, then income or gain of the Partnership upon the sale or disposition of such inventory shall be specially allocated to the Members other than Polo (in a manner consistent with the profit allocations set forth in Section 9.2 of this Agreement) to the extent of such deemed increase. If there are insufficient items of income or gain attributable to such inventory sale or disposition to specially allocate to the Members other than Polo an amount of income or gain equal to the amount of such Section 482 adjustment, then any other Company items of income or gain for such taxable year shall be specially allocated to such Members to the extent of such shortfall.

         9.5 Other Allocation Rules.

         (a) The allocation provisions set forth in this Article IX are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations (including the "minimum gain chargeback" provisions set forth in Regulations Sections 1.704-2(f) and 1.704-2(i)(4)).

         (b) For purposes of determining the Profits, Losses, or any other item allocable to any period (including allocations to take into account any changes in any Member's Sharing Ratio during a Fiscal Year and any transfer of any interest in the Company), Profits, Losses, and any such other item will be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Section 706 of the Code and the Regulations thereunder.

         (c) Except as otherwise provided in this Article IX, an allocation of Profits or Losses to a Member will be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction taken into account in computing such Profits or Losses.

         (d) For purposes of determining the character (as ordinary income or capital gain) of any Profits allocated to the Members pursuant to this Article IX, such portion of Profits that is treated as ordinary income attributable to the recapture of depreciation, to the extent possible, will be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members. This Section 9.5(d) will not alter the amount of allocations among the Members pursuant to this Article IX, but merely the character of income so allocated.

         (e) The allocation of Profits and Losses to any Member will appropriately reflect adjustments required as a result of any Section 754 election filed on behalf of the Company.

         9.6 Tax Allocations.

         (a) General Rules. Except as otherwise provided in Section 9.6(b), for each fiscal period, items of the Company's income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Profits (and items thereof) or Losses (and items thereof) of which such items are components were allocated pursuant to this Article IX.

         (b) Mandatory Allocations Under Code Section 704(c). Income, gains, losses and deductions with respect to any property (other than cash) contributed or deemed contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of the contribution or deemed contribution in accordance with Section 704(c) of the Code and the

Treasury regulations promulgated thereunder. If there is a revaluation of property pursuant to Section 8.4(d) hereof, subsequent allocations of income, gains, losses or deductions with respect to such property shall be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property to the Company for federal income tax purposes and its fair market value in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder. Except as otherwise agreed by the Members, such allocations shall be made using the "traditional method" described in
Section 1.704-3(b) of the Regulations.

         (c) Tax Allocations Binding. The Members are aware of the income tax consequences of the allocations made by this Article IX and hereby agree to be bound by the provisions of this Article IX in reporting their shares of the Company's income and loss for income tax purposes.

         (d) Contributions. The Members agree to treat contributions made pursuant to this Agreement as governed by Section 721 of the Code, unless a final determination (which shall include the execution of a Form 870-AD or successor form) requires a different treatment for U.S. Federal income tax purposes. In the event that any taxing authority contests such agreed treatment of the contributions or the treatment of any other item as agreed to by the Members in this Agreement, a Member receiving notice of such contest from such taxing authority shall promptly give written notice of such contest to each other Member. Such other Members may, at their own expense, participate in the defense of such contest. The Members shall reasonably cooperate in defending any such contest, and no Member shall settle or otherwise compromise such a contest without the written consent of the other Members (which shall not be unreasonably delayed or withheld). In the event of a Member's refusal to consent to a settlement, such Member shall, to the extent permitted by law, assume control of the defense of such contest, and such Member shall bear any legal fees incurred by such Member in undertaking such defense to the extent incurred after the assumption.

         9.7 Distributions to Members.

         (a) Amounts and Timing. If decided by the Members in accordance with
Section 5.3, Distributions will be made to the Members in such amounts and at such times as the Class A Members shall determine from time to time. Each Distribution shall be made to the Members as follows:

         (i) the amount to be distributed shall be allocated and paid to the different Classes pro rata in accordance with the relative Distribution Interests (as defined below) of each Class;

         (ii) except as otherwise provided in this Section 9.7, all Distributions allocated and paid to a Class shall be distributed pro rata to the Members of such Class in accordance with the relative Sharing Ratios of such Members;

         (iii) the Class A Members, Class B Members and Class C Members shall each be treated as one Class for purposes of Sections 9.7(a)(i) and (ii) and all Distributions allocable to such Classes pursuant to Section 9.7(a)(i) shall be distributed as follows:

                  (A) first, one hundred percent (100%) to the Class A Members pro rata in accordance with the Sharing Ratio of each Class A Member, until the Class A Members have received aggregate Distributions pursuant to Section 9.7(a) in an amount equal to $400,000,000 (it being understood that distributions pursuant to Section 9.7(c) shall not be included in calculating such $400,000,000 threshold); and

                  (B) second, to the Class A Members, Class B Members and the Class C Members pro rata in accordance with their respective Sharing Ratios;

         (iv) The "Distribution Interest" of a Class (or Classes in the case of the Class A Members, the Class B Members and the Class C Members) is the relative interest of such Class in Distributions made by the Company, as established at the time of the initial issuance of the Membership Interests of such Class (except that in the case of Class C Members, the Distribution Interest shall be adjusted in connection with new issuances of Class C Membership Interests, subject to compliance with Section 2.11(c)(y)(iii)). The Class A/Class B/Class C Distribution Interest equals 100% as of the date hereof. Upon the issuance of new Classes of Membership Interests by the Company to existing Members or to other Persons pursuant to Section 2.12, the Distribution Interest of the Class A/Class B/Class C Members shall be reduced proportionately by the amount of the Distribution Interest assigned to the new Class pursuant to Section 2.12.

         (b) Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company or the Members will be treated as amounts distributed to the Members pursuant to this Section 9.7 for all purposes under this Agreement. The Company is authorized to withhold from Distributions to the Members and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

         (c) Draws for Payment of Estimated Taxes. Unless Polo and the Media Representative otherwise agree, the Company shall pay to each Member a quarterly draw (calculated at the higher of the applicable individual or corporate rate, as the case may be), not to exceed the amount reasonably necessary to provide for payment by the Members of any federal, state and local estimated taxes with respect to Profits allocated to the Members pursuant to this Article IX; provided, however, that in no event shall Polo and the Media Representative agree that the Company shall refrain from making any such payment that would otherwise be required to be made to the Class B Member(s), without the prior consent of the Class B Member(s). All draws hereunder will be made to the Members receiving such distributions pro rata based on their estimated respective shares of Profits allocated to each of them for such Fiscal Year under this Article IX. Any draw by any Member made pursuant to this Section 9.7(c) will not result in any decrease in the Sharing Ratio of such Member.


                                    ARTICLE X

                                      TAXES

         10.1 Tax Characterization. It is intended that the Company be characterized and treated as a partnership for, and solely for, federal, state and local income tax purposes. For such purposes, (i) the Company will be subject to all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code, (ii) all references to a "Partner," to "Partners" and to the "Partnership" in this Agreement (including Article IX) and in the provisions of the Code and Regulations cited in this Agreement will be deemed to refer to a Member, the Members and the Company, respectively.

         10.2 Tax Matters Partner, Etc. (a) NBC is hereby appointed the "Tax Matters Partner" within the meaning of Section 6231(a)(7) of the Code. NBC will act in good faith in fulfilling the responsibilities of a Tax Matters Partner under the Code, the Regulations and pursuant to this Agreement and in fulfilling any similar role under state, local or foreign law.

         (b) NBC shall promptly take such action as may be necessary to cause NBC to become a "Notice Partner" within the meaning of Section 6231(a)(8) of the Code. NBC shall keep the other Members informed of all material matters that may come to its attention in its capacity as Tax Matters Partner by giving the other Members notice thereof within five Business Days after it becomes informed of any such matter or within such shorter period as may be required to comply with any appropriate statutory or regulatory provisions NBC shall furnish the other Members copies of all written communications from the Internal Revenue Service within ten Business Days after the receipt thereof or within such shorter period as may be required to comply with any appropriate statutory or regulatory provisions. NBC also shall provide the other Members with reasonable advance notice of meetings and conferences with the Internal Revenue Service so that the other Members will have a reasonable opportunity to participate in such meetings and conferences. Without limiting the generality of the foregoing, NBC and the other Members shall each give to the other prompt notice of receipt of any written notice that the Internal Revenue Service or any other taxing authority intends to examine any federal, state, local or foreign tax return, or the books and records, of the Company.

         (c) NBC, in its capacity as Tax Matters Partner, shall not take any action contemplated by Section 6222 through Section 6233, inclusive, of the Code without the approval of Polo; provided, however, that nothing contained herein will be construed to limit the ability of Polo or NBC to take any action under
Section 6222 through Section 6233, inclusive, of the Code that is left to the determination of a Member so long as such action is not legally binding on the other Members or the Company. Without limiting the generality of the foregoing, NBC shall not, and will have no power to, enter into any extension of the period of limitations for making assessments on behalf of another Member, or any settlement agreement that binds another Member.

         (d) If any Member enters into a written settlement or closing agreement with the Internal Revenue Service with respect to any partnership tax item in respect of the Company, it shall notify the other Members of such agreement and its terms at least ten Business Days prior to the execution of such written agreement.

         (e) In the event that NBC ceases to be a Member, Polo will become the Tax Matters Partner, unless NBC has transferred its Membership Interest to a wholly-owned Affiliate in accordance with the terms of this Agreement, in which case such Affiliate will become the Tax Matters Partner.

         (f) The provisions of this Section 10.2 will survive the termination of the Company, and will remain binding on the Members for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury or other taxing authority any and all matters regarding the Federal income taxation of the Company and any state, local, or foreign tax matters.

         10.3 Tax Returns. As soon as practicable after the end of each Fiscal Year, the Company shall cause to be prepared and filed, to the extent required, tax returns for the Company and shall supply copies of all United States Federal, state and local income tax returns to the Members for their review 30 days prior to the filing thereof with the appropriate governmental agencies. In preparing and filing such tax returns, the Company shall reasonably consult with the Members. All returns filed by the Company in respect of Federal income taxes will be filed on the basis that the Company is a partnership for Federal income tax purposes.

         10.4 Section 83(b) Elections. Each Class B and Class C Member agrees to file an election with the Internal Revenue Service under Section 83(b) of the Code with respect to such Member's receipt of a Membership Interest hereunder within 30 days of such Member's admission as a Member of the Company. A copy of such election shall be submitted to the Company and submitted with the Member's income tax return for the taxable year in which such Member was admitted to the Company.


                                   ARTICLE XI

                         TRANSFER OF MEMBERSHIP INTEREST

         11.1 Compliance with Securities Laws. No Membership Interest has been registered under the Securities Act or under any applicable state securities laws. A Member may not transfer (a transfer, for purposes of this Agreement, shall be deemed to include, but not be limited to, any sale, transfer, assignment, pledge, creation of a security interest or other disposition) all or any part of such Member's Membership Interest, except upon compliance with the applicable federal and state securities laws and the provisions of this Article XI; provided further, however, each of the Original Media Members may freely transfer their respective Membership Interests amongst themselves without regard to the restrictions in Section 11.2. The Managers will have no obligation to register any Member's interest under the Securities Act, as amended, or under any applicable state securities laws, or to make any exemption therefrom available to any Member.

         11.2 Transfer of Membership Interest. (a) A Class A Member may not sell, transfer, assign or otherwise dispose, directly or indirectly, of all or any portion of its Membership Interest, except in accordance with the provisions of Sections 3.12, 3.13, 3.14 and 3.15 or this Article XI. JM agrees that he will not transfer any JM Interests at any time except as expressly permitted by the provisions of Sections 2.13, 2.14, 2.17, 2.18, 3.5 and 3.6 or this Article XI. No transfer of any Membership Interests in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect. Except as otherwise provided below, a Member may sell, transfer, assign or otherwise dispose of all or any portion of its Membership Interest (a "Transfer") only if such Member (the "Withdrawing Member") obtains the prior written consent of Polo, in the case of transfers by any Media Member, or the Media Representative on behalf of the Media Members, in the case of transfers by Polo (the "Continuing Member"), which consent may be given or withheld in the sole and absolute discretion of the Continuing Member; provided, however, that no prior written consent of the Continuing Member shall be required in the case of any transfer specifically contemplated by this Agreement as not requiring consent. Except as otherwise provided below or in Sections 2.17, 2.18, 3.5 and 3.6, JM may sell, transfer, assign or otherwise dispose of all or any JM Interests only if JM obtains the prior written consent of Polo and the Media Representative on behalf of the Media Members. Upon any acquisition of a Withdrawing Member's Membership Interest by a transferee in accordance with this
Article XI, such transferee will be admitted as a Member of the Company for purposes of this Agreement, with the same rights, privileges, duties and obligations of the Withdrawing Member and immediately following such admission, the Withdrawing Member will cease to be a Member of the Company; provided, however, that no Transfer shall be made if such Transfer would, in the opinion of counsel to the Company, jeopardize the status of the Company as a partnership for United States federal income tax purposes. A Transfer by a Withdrawing Member of its entire Membership Interest to a Majority-Owned Affiliate of such Member may be made without the prior written consent of the Continuing Member if
(i) the Withdrawing Member executes and delivers to the Continuing Member a guaranty of the performance by such Majority-Owned Affiliate of its obligations under this Agreement and the Operating Agreement in form and substance reasonably satisfactory to the Continuing Member, (ii) such Majority-Owned Affiliate executes an instrument pursuant to which it agrees to adopt and to be bound by, and to perform, all the obligations of the Withdrawing Member under this Agreement and the Operating Agreement, (iii) the Withdrawing Member agrees to indemnify the Continuing Member for any Damages suffered by the Continuing Member if such Transfer results in a termination of the status of the Company as a partnership for United States federal income tax purposes and (iv) the other owners of such Majority-Owned Affiliate do not include, in the case of a Transfer by Polo, a Media Competitor, and in the case of a Transfer by any of the Media Members, any of Polo's competitors (as agreed to by the parties hereto); provided, however, that in no event shall Polo transfer its Membership Interest to a Majority-Owned Affiliate and subsequently transfer its interest in such Majority-Owned Affiliate to a Media Competitor nor shall any Media Member transfer its Membership Interest to a Majority-Owned Affiliate and subsequently transfer its interest in such Majority-Owned Affiliate to any of Polo's competitors (as agreed to by the parties hereto). Notwithstanding any of the foregoing, no Transfer shall relieve NBC of its obligations to provide $100 million aggregate credits for advertising time or NBCi and CNBC.com of their obligations to provide $40 million and $10 million, respectively, of credits in Online services as provided in the Operating Agreement and, where applicable, the other applicable Ancillary Agreement.

         (b) Notwithstanding any of the foregoing, the restrictions on Transfer of the JM Interests set forth in this Article XI shall not apply to a gratuitous transfer of any JM Interests made by JM to JM's spouse or to JM's lineal descendants, including adopted children, or to trusts for the benefit of JM's spouse or lineal descendants. In the event of a Transfer accomplished in accordance with this Section 11.2(b), the transferee shall receive and hold any and all JM Interests so transferred subject to the terms and provisions of this Agreement and subject to the obligations of JM hereunder.

         11.3 Obligations of a Withdrawing Member.

         (a) Generally. No disposition by a Withdrawing Member of its Membership Interest will relieve such Withdrawing Member of any of its liabilities and obligations, including those to the Company or to the Continuing Member, which arose or accrued from events, acts or omissions occurring prior to the effective date of such disposition. The Withdrawing Member will be responsible for all costs incurred by the Company in connection with any Transfer.

         (b) Non-Disclosure by a Withdrawing Member. In the case of a sale or other transfer of a Withdrawing Member's Membership Interest pursuant to this
Article XI, the Withdrawing Member will continue to be subject to the provisions of Section 2.4 of the Operating Agreement (Non-Disclosure).

         (c) Survival. The rights and obligations of the Members under this
Section 11.3 will survive any termination of this Agreement and the Operating Agreement.

         11.4 Encumbrances. No Member will at any time mortgage, pledge, charge or encumber, or create or suffer to exist a mortgage, pledge, lien, charge, encumbrance or security interest ("Lien"), with respect to all or any part of its Membership Interest. If a Lien attaches to a Member's Membership Interest, such Member agrees to cause such Lien to be discharged promptly at its own expense.

         11.5 Effect of Unauthorized Transfer. No transfer or other disposition of any Membership Interest in violation of any provision of this Agreement will be effective to pass any title to, or create any interest in favor of, any Person, but the Member which attempted to so effect such transfer or other disposition will be deemed to have committed a material breach of its obligations to the other Member hereunder.

         11.6 Standstill Agreement.

         (a) From February 7, 2000 and continuing until one year after the earlier of the termination of this Agreement or, with respect to any Original Media Member, the date on which such Original Media Member ceases to be a Member, none of the Original Media Members, their Majority-Owned Affiliates and their representatives (to the extent such representatives are acting on behalf of any of the Original Media Members or their Majority- Owned Affiliates) will, except as expressly set forth in this Agreement and except in accordance with the terms of a specific written approval or request made by Polo, initiate contact with any director, officer, employee, or Person or group or Persons known by such Original Media Member or who reasonably should be known by such Original Media Members, to beneficially own (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) Securities (as hereinafter defined) of Polo representing in excess of 10% of the total voting power or total equity value of Polo in connection with any matter relating to the purchase, sale or voting of such Securities representing 10% of the total voting power of Polo or total equity value of Polo. For purposes of this Section 11.6, the term "Securities" means any equity securities of Polo or any Affiliate of Polo, and any direct or indirect options or other rights to acquire any equity securities of Polo, including any securities that are exercisable or exchangeable for or convertible into, such equity securities.

         (b) As of the date of this Agreement and for so long as any Original Media Member is a Member, each Original Media Member confirms to Polo that it does not beneficially own any Securities of Polo representing in excess of 10% of the total voting power or total equity power of Polo. Each Original Media Member agrees that for the duration of this Agreement, except in accordance with the terms of a specific request or approval by Polo, it will not:

         (i) propose or publicly announce or otherwise disclose an intent to propose or enter into or agree to enter into, singly or with any other Person, directly or indirectly, (A) any form of business combination, acquisition, or other transaction relating to Polo or any of its Majority-Owned Affiliates, excluding the Company and the Business, (B) any form of restructuring, recapitalization, or similar transaction with respect to Polo or any Majority-Owned Affiliate thereof, excluding the Company and the Business or (C) make, initiate, or participate in any demand, request or proposal to amend, waive or terminate any provision of this Section 11.6, or

         (ii) (A) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Securities of Polo (now existing or hereafter created) representing in excess of 10% of the total voting power or total equity value of Polo, (B) make, initiate, or in any way participate in, any solicitation of proxies with respect to any Securities of Polo (now existing or hereafter created) (including by the execution of action by written consent), (C) become a participant in any election contest with respect to Polo, (D) seek to influence any Person with respect to any Securities of Polo, (E) demand a copy of a list of stockholders of Polo or other books and records, (F) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Securities of Polo or which seeks to effect control of Polo for the purpose of circumventing any provision of this Agreement or (G) otherwise act, alone or in concert with others (including by providing financing for another Person), to seek or to offer to control or influence, in any manner, the management, board of directors, or policies of Polo, except with respect to the Company and the Business in accordance with this Agreement and the Operating Agreement.

         (c) The provisions of this Section 11.6 shall survive with respect to the Original Media Members until one year after the earlier of the termination of this Agreement and the date on which any Original Media Member ceases to be a Member. This Section 11.6 shall also apply to any transferee of any of the Original Media Members in accordance with the terms of this Agreement mutatis mutandis.

         (d) Notwithstanding any other provisions of this Agreement, nothing herein shall restrict any pension or other employee benefit plan of any of the Media Members or their Affiliates from acquiring or beneficially owning any Securities of Polo and otherwise taking any actions with respect to such Securities, except to the extent done with an intent to circumvent the provisions of this Section 11.6.


                                   ARTICLE XII

                                   DISSOLUTION

         12.1 Events of Dissolution. (a) The Company will be dissolved and this Agreement and the Operating Agreement will terminate upon the occurrence of any of the following events:

         (i) the written agreement of Polo and the Media Representative to dissolve the Company;

         (ii) the Delaware Court of Chancery has entered a final decree pursuant to Section 18-802 of the Act;

         (iii) the sale of all or substantially all of the Company's assets; or

         (iv) the termination of the License Agreement in accordance with its terms.

         (b) The withdrawal, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminated the Member's continued membership in the Company shall not result in the dissolution of the Company.

         (c) As soon as possible after the occurrence of any of the events specified in Section 12.1(a) above, the Company shall make any filings required by the Act and shall cease to carry on its business, except insofar as may be necessary for the winding-up of its business, but the Company's separate existence will continue until the certificate of cancellation of the Certificate of Formation has been filed by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction, as the case may be.

         12.2 Liquidation and Distribution Following Dissolution. If an event of dissolution has occurred pursuant to Section 12.1, the Company will be wound up and liquidated in accordance with applicable law and the following provisions (unless the Company is continued on a basis mutually acceptable to Polo and the Media Representative):

         (a) each Member shall pay to the Company all amounts owed by it to the Company, if any;

         (b) the CFO shall be directed to prepare a balance sheet of the Company in accordance with GAAP as of the date of dissolution, which balance sheet shall be reported upon by the Company's Auditors;

         (c) the Company Assets, including any monies received pursuant to
     Section 12.2(a), will be applied in the following order:

                  First, to the payment of creditors of the Company, including Members who are creditors, in the order of priority provided by law;

                  Second, to the establishment of any reserves that the Class A Members, in accordance with sound business judgment, deem reasonably necessary to provide for the payment when due of any contingent liabilities or obligations of the Company (which reserves may be paid over by the Members to a trustee or escrow agent selected by them to be held by such trustee or escrow agent for purposes of (i) distributing such reserves in payment of the aforementioned contingencies, and (ii) distributing the balance of such reserves in the manner provided herein upon the expiration of such period as the Class A Members may deem advisable).

                  Third, to the Members in accordance with their positive Capital Account balances.

         Consistent with the regulations pursuant to Section 704 of the Code, in the event of a liquidation, as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g), the value of all property of the Company to be distributed will be, or will have been, appropriately reflected in the Capital Accounts.

         (d) In the event of any liquidation pursuant to this Section 12.2, the Company Assets (other than as may otherwise be provided in this Agreement or any Ancillary Agreement) will be sold or otherwise liquidated as promptly as possible without material sacrifice, and any receivables will be collected or sold, all in an orderly and businesslike manner. Notwithstanding the foregoing, the Members may agree not to sell all or any portion of the Company Assets, in which event such Company Assets will be distributed in kind.

         (e) Notwithstanding anything to the contrary in this Agreement or the Operating Agreement, upon a liquidation (within the meaning of Treasury Regulations ~ 1.704-1(b)(2)(ii)(g)), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year in which such liquidation occurs), such Member will have no obligation solely as a result of such deficit to make any capital contribution, and the negative balance of such Capital Account will not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

         (f) Any distributions to the Members in respect of their Capital Accounts pursuant to this Section 12.2 will be made in accordance with the time requirements set forth in Treasury Regulations ~
     1.704-1(b)(2)(ii)(b)(2).

         12.3 Final Accounting. Upon the liquidation of the Company, the Auditors shall prepare a final accounting statement as soon as reasonably practicable after all of the business of the Company has been concluded, all monies payable to the Company have been received and all expenses and obligations of the Company have been paid, satisfied or otherwise provided for.

         12.4 Winding Up and Certificate of Dissolution. The winding up of the Company will be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Company Assets have been distributed to the Members. Upon the completion of the winding up of the Company, a certificate of dissolution will be delivered to the Secretary of State of the State of Delaware for filing. The certificate of dissolution will set forth the information required by the Act.

         12.5 Use of the Company Name, Etc. Upon Dissolution, Winding Up and Termination. Each Media Member hereby agrees that neither it nor any of its Affiliates shall, after dissolution of the Company in accordance with this
Article XII, without the prior written consent of Polo, use or exploit the Company name or any Polo and Ralph Lauren Brand or other intellectual property that is or has been provided or licensed to the Company under the License Agreement, and in the case of Polo, Polo agrees not to use or exploit any Media Member's trademarks or any other of the Media Members' intellectual property that is or has been provided or licensed to the Company; provided, however, that this Section shall not apply in the context of a separate commercial relationship between Polo and any Media Member, such as an advertising relationship.

         12.6 Payments Upon Certain Dissolutions. In the event that, any time prior to the fourth anniversary of the Closing Date, (a) the Members shall agree to a liquidation, dissolution, winding up, bankruptcy, insolvency or similar event involving the Company or (b) the Company shall be the subject of an involuntary liquidation, dissolution, winding up, bankruptcy, insolvency or similar event, or the Company shall have ceased to have any substantial ongoing operations, in either of cases (a) or (b) following the refusal or inability of Polo to commit to fund its share of any Additional Capital Contributions (after having exhausted the ValueVision Commitment, giving effect to any ValueVision Additional Contributions to be made concurrently with such proposed Additional Capital Contributions) that are required in order to fund the Company's reasonably anticipated capital and operating needs (including, without limitation, any amounts needed to avoid or cure a payment default under the License Agreement) for the twelve months following any request of the Company or the Media Representative for such Additional Capital Contributions but only in the event that (i) the Company is unable to raise the required capital plus sufficient capital to fund its capital and operating needs for an additional 12 months on a prudent basis and on commercially reasonable terms through bank borrowings or otherwise in the capital markets and (ii) one or more of the Original Media Members is willing and able to fund the aggregate amount of all such Additional

Capital Contributions required of the Original Media Members, as evidenced by appropriate supporting documentation, including all necessary corporate and shareholder action of the Original Media Members and their shareholders to authorize such funding, Polo agrees to pay to ValueVision 50% of the excess of the aggregate amount of actual cash Capital Contributions ("Aggregate Contributions") made by the Original Media Members to the Company, net of distributions made to ValueVision with respect to which, and only to the extent that, Polo does not receive a corresponding distribution in proportion to its Sharing Ratio, over the Aggregate Contributions made by Polo to the Company, net of distributions made to Polo with respect to which, and only to the extent that, ValueVision does not receive a corresponding distribution in proportion to its Sharing Ratio, which payment by Polo shall not exceed $25 million (the "Liquidation Payment"). In consideration for the Liquidation Payment, ValueVision or any permitted transferee of ValueVision shall, if requested by Polo in its sole discretion, transfer to Polo that percentage of ValueVision's Membership Interest equal to (a) the Liquidation Payment, divided by (b) the aggregate cash Capital Contributions made to the Company by ValueVision and such permitted transferees (the "ValueVision Contributions"). In the event that, for U.S. federal income tax purposes, the Liquidation Payment is treated as a contribution by Polo to the Company and a distribution to ValueVision, the Liquidation Payment shall be treated as a "guaranteed payment" under section 707(c) of the Code and any deduction taken by the Company in respect of such payment shall be specially allocated to Polo. This Section 12.6 shall be binding upon any transferee of ValueVision's or Polo's Membership Interest.


                                  ARTICLE XIII

                                   [RESERVED]


                                   ARTICLE XIV

                INDEMNIFICATION OF MEMBERS, MANAGERS AND OFFICERS

         14.1 Indemnification by a Class A Member. Subject to Section 14.3, each Class A Member (the "Indemnifying Member") shall indemnify, defend and hold harmless the Company, the other Members, the other Members' Affiliates, and the other Members' and each such Affiliate's officers, directors, employees, agents and representatives, and the Company's Managers and officers (collectively the "Other Indemnified Persons") from and against any and all claims, demands, actions, suits, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and out-of-pocket disbursements), judgments, fines, settlements and other amounts (collectively "Damages"), to the extent caused by, resulting from or arising out of or in connection with any of the following:

         (a) the material breach of, or material misrepresentation contained in, any written representation or warranty made by the Indemnifying Member or its Affiliate in this Agreement or any Ancillary Agreement, or in any officer's certificate delivered hereunder;

         (b) the breach or default in any material respect in performance of any covenant or agreement required to be performed by the Indemnifying Member or its Affiliate contained in this Agreement or in any Ancillary Agreement; or

         (c) any claim, action, suit or proceeding or threat thereof, made or instituted as a result of acts or omissions of the Indemnifying Member or its Affiliates unrelated to the business and operations of the Company or outside the scope of the Indemnifying Member's rights or authority conferred by this Agreement, any Ancillary Agreement or any other understanding, agreement or arrangement between the Members and/or the Company and in which the Company, such Member, such Member's Affiliates or such Other Indemnified Persons may be involved or be made a party by reason of such Member being, or having been in the past, a Member.

         14.2 Indemnification by the Company. Subject to Section 14.3, the Company shall indemnify, defend and hold harmless each Member (including any Person who has been but is no longer a Member), each Member's Affiliates and the officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of each of the foregoing (individually an "Indemnitee") from and against all Damages to the extent caused by, resulting from or arising out of or in connection with any of the following:

         (a) any claim, action, suit or proceeding or threat thereof, made or instituted in which such Member, such Member's Affiliates or Indemnitee may be involved or be made a party by reason of such Member being, or having been in the past, a Member, or by reason of any action alleged to have been taken or omitted by such Member in such capacity, or by such Member's Affiliates or Indemnitees acting on behalf of the Company, provided that a Member, Member's Affiliate or Indemnitee shall only be entitled to indemnification hereunder to the extent such Indemnitee's conduct did not constitute bad faith, willful misconduct, gross negligence or a material breach of this Agreement or the Operating Agreement. The termination of any proceeding by settlement, judgment, order, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Member's, Member's Affiliate's or Indemnitee's conduct constituted bad faith, willful misconduct, gross negligence or a material breach of this Agreement or the Operating Agreement, such Member's Affiliate or such Indemnitee;

         (b) any guarantees or promises of performance of any obligations of the

     Company; and

         (c) any actions or omissions to act by the Company in connection with its business or operations, or the ownership of its assets and properties; provided, however, that nothing in this Section 14.2 will be construed to require the Company to reimburse, defend, indemnify or hold harmless any Member, its Affiliates, or Indemnitee with respect to any Damages in any circumstance in which this Agreement or any Ancillary Agreement requires such Member to reimburse, defend, indemnify or hold harmless any other Member, its Affiliates or Indemnitee or the Company in respect of such Damages.

         14.3 Survival; Limitations; Procedures.

         (a) The indemnification obligations contained in Section 14.1 will survive any termination of this Agreement and the Operating Agreement or the dissolution and winding up of the Company. The indemnification obligations contained in Section 14.2 will survive any dissolution of the Company until its affairs have been fully wound up and all of its properties and assets distributed in accordance with this Agreement.

         (b) The rights and remedies provided to the Members and the Company in this Agreement and to the Class A Members and the Company in the Operating Agreement are cumulative and non-exclusive and will not preclude any other right or remedy available to any Member or the Company at law or in equity.

         (c) Notwithstanding any other provision hereof, neither the Company nor any Member will be liable to any other Member or its Affiliates, the Company, or any Other Indemnified Person for special, indirect, punitive or consequential damages, including but not limited to loss of profit.

         (d) If a Member or the Company is obligated hereunder to indemnify any other Member, the Company, a Member's Affiliate or any Other Indemnified Person or Indemnitee (in any case the "Indemnified Party") from any claim, suit, action or proceeding brought by any other Person (a "Third Party Claim"), the Indemnified Party shall give notice as promptly as is reasonably practicable to the Indemnifying Party of such Third Party Claim; provided that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations under this Article XIV except to the extent (if any) that the Indemnifying Party shall have been prejudiced thereby. Such Indemnifying Member or the Company, as the case may be, will have the right to control the defense and settlement of such Third Party Claim with counsel reasonably acceptable to the Indemnified Party, provided that (i) such Indemnified Party may retain counsel at its expense to assist in the defense and settlement of such Third Party Claim and (ii) no settlement of any Third Party Claim will contain terms or provisions requiring the Indemnified Party to take any action or perform any undertaking, or prohibit or restrain the Indemnified Party from taking any action, without the written consent of the Indemnified Party.

         (e) Without the prior written consent of the Indemnifying Party, the Indemnified Party shall not accept any settlement or compromise of any claim, suit, action or proceeding of the nature referred to in paragraph (d) above; provided that if such proposed settlement or compromise is rejected by the Indemnifying Party, from and after such rejection, at the request of the Indemnified Party, the Indemnifying Party shall assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding, including any and all losses in connection therewith in excess of the amount of losses which would have been payable under the proposed settlement or compromise.

         14.4 Third-Party Dealings With Members. Except as permitted by this Agreement or the Operating Agreement, no Member will have any right or authority to take any action on behalf of the Company with respect to third parties.

         14.5 Insurance.

         (a) Generally. The Company may purchase and maintain insurance or other arrangements or both, at its expense, on behalf of itself or any Person who is or was serving as a Manager, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article XIV. In addition, the Company shall purchase such other insurance, in such amounts and with such deductibles as is customary and prudent for Persons involved in conducting the same business as the Company (i.e., Internet high-end apparel and other goods).

         (b) Liability Insurance. The Company shall obtain, as soon as possible after the execution of this Agreement, and maintain in full force and effect for the duration of this Agreement, liability insurance naming each Member as an additional insured in the minimum amount, in addition to defense costs, of $25,000,000 per occurrence and $25,000,000 per Person in order to protect each Indemnified Party, including the Company, against any obligations, liabilities or damages with which it or he may be charged in connection with Internet and network activities, including the conduct of the business contemplated hereunder. The maximum deductible with respect to such insurance shall be $25,000. The Company shall cause each Indemnified Party to be entered in such policy as additional named insureds and deliver to each Member a certificate of insurance with respect thereto. Said insurance shall provide that it cannot be amended or canceled without the insurer first giving each Member, not less than thirty (30) days' advance notice thereof.

         14.6 Report to Members. Any indemnification of or payment of expenses to a Person in accordance with this Article XIV will be reported in writing to the Class A Members with or before the notice or waiver of notice of the next Class A Members' meeting or with or before the next submission to the Class A Members of a consent to action without a meeting pursuant to this Agreement and, in any case, within the twelve-month period immediately following the date of the indemnification or payment.


                                   ARTICLE XV

                               CLOSING DELIVERIES

         15.1 Closing Deliveries of Polo.

         (a) At the Closing, Polo delivered to the Original Media Members a certificate, dated the Closing Date, from an authorized officer of Polo to the effect that, to the best of such officer's knowledge, (i) Polo has performed in all material respects its obligations under this Agreement and the Operating Agreement required to be performed by it at the Closing or prior to the Closing Date; and (ii) the representations and warranties applicable to Polo in this Agreement and the Operating Agreement and to Licensor in the License Agreement are true and correct in all material respects at and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty was true and correct as of such date.

         (b) Concurrently with the Closing, the Operating Agreement and the Supply Agreement were executed and delivered by Polo, and Polo caused the License Agreement to be executed and delivered by PRL USA Holdings, Inc.

         15.2 Closing Deliveries of the Original Media Members.

         (a) At the Closing, each Original Media Member delivered to Polo a certificate, dated the Closing Date, from an authorized officer of such Media Member to the effect that, to the best of such officer's knowledge, (i) such Media Member has performed in all material respects its obligations under this Agreement and the Operating Agreement required to be performed by it at the Closing or prior to the Closing Date and (ii) the representations and warranties applicable to such Media Member in this Agreement and the Operating Agreement and each other applicable Ancillary Agreement are true and correct in all material respects at and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty was true and correct as of such date.

         (b) Concurrently with the Closing, the Operating Agreement was executed and delivered by the Media Members.

         (c) Concurrently with the Closing, the Services Agreement was executed and delivered by ValueVision.

         (d) Concurrently with the Closing, the Advertising Agreement was executed and delivered by NBC.

         (e) Concurrently with the Closing, the Promotion Agreement was executed and delivered by NBCi.


                                   ARTICLE XVI

                                  MISCELLANEOUS

         16.1 Notices. Notices to the Managers (i) appointed by the Media Members will be sent to the principal office of NBC and (ii) appointed by Polo will be sent to the principal office of Polo. Notices to the Members will be sent to their addresses set forth on Exhibit A. Any Member may require notices to be sent to a different address by giving notice to the other Members in accordance with this Section 16.1. Any notice or other communication required or permitted hereunder will be in writing, and will be deemed to have been given upon receipt if and when delivered personally, sent by facsimile transmission (the confirmation being deemed conclusive evidence of such delivery) or by courier service or three Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), to such Members at such address.

         16.2 Public Announcements and Other Disclosure. None of the Members will make any press release, public announcement or other disclosure (including any SEC filings referred to below) with respect to this Agreement or any Ancillary Agreement or the business operations and plans of the Company without obtaining the prior written consent of either Polo or the Media Representative, as the case may be, except as may be required by law or by the regulations of any securities exchange or national market system upon which the securities of such Member shall be listed or quoted.

         16.3 Headings and Interpretation. All Article and Section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Article or Section. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

         16.4 Entire Agreement. This Agreement, together with the Ancillary Agreements (including all schedules and exhibits hereto and thereto), contain the entire and only agreements between the parties concerning the subject matter hereof, and any oral statements or representations or prior written matter with respect thereto not contained herein or therein shall have no force and effect.

         16.5 Binding Agreement. This Agreement will be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, assigns, legal representatives, executors and administrators, except as otherwise provided herein, including any successor in interest to the Licensed Brands. Other than in accordance with the terms hereof, including Sections 3.12, 3.13, 3.14 and 3.15, this Agreement and the rights hereunder shall not be assignable or transferable, in whole or in part, by any of the Media Members or Polo (including by operation of law in connection with a merger, or sale of all or substantially all the assets, of the Media Members or
Polo) without the prior written consent of the other parties hereto; provided, however, that either party may assign or transfer this Agreement and the rights hereunder to a wholly-owned Affiliate in accordance with Section 11.2 so long as such wholly- owned Affiliate is not subsequently sold to a Media Competitor, in the case of Polo, or any of Polo's competitors (as agreed by the parties hereto), in the case of the Media Members; provided, further, that such transferor party will remain jointly and severally liable for any of its and its wholly-owned Affiliate's obligations under this Agreement. Any actual or purported transfer or assignment not complying with the requirements of Article XI and this Section 16.5 will be void and will not bind any party hereto.

         16.6 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, will not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of the Act, such provision will be void and ineffectual. In the event that the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision will be considered to be valid from the effective date of such interpretation or amendment.

         16.7 Counterparts. This Agreement may be executed in several counterparts, and all so executed will constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart.

         16.8 Governing Law. The construction and interpretation of this Agreement shall be governed by the laws of the State of New York. The internal affairs of the Company shall be governed by the Act.

         16.9 No Membership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act or the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any Member is a partner or that the Company is a partnership, the Member making such wrongful representation will be liable to any other Members who incur personal liability by reason of such wrongful representation.

         16.10 No Rights of Creditors and Third Parties under Agreement. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and assigns. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person except as set forth below. Except and only to the extent provided by applicable statute, no such creditor or any third party except as set forth below will have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise. The Licensor shall be a third party beneficiary of all provisions hereof that relate to any of the Marks or the Licensed Brands.

         16.11 Amendment or Modification of Agreement. This Agreement may be amended or modified from time to time only by a written instrument executed and agreed to by all of the Class A Members. The Class B Members and the Class C Members shall agree to any such amendment or modification agreed to by the Class A Members, provided that such amendment or modification does not disproportionately reduce the rights of the Class B Members or Class C Members hereunder in any material respect.

         16.12 Specific Performance. The Members agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof and that Polo, the Media Members and the Management Committee will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         16.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with GAAP;

         (c) references herein to "Sections", "paragraphs", and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

         (d) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule will also apply to other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include", "includes" or "including" will be deemed to be followed by the words "without limitation".

         16.14 Consent to Jurisdiction. Each Member irrevocably submits to the exclusive jurisdiction of (i) the Courts of the State of New York and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding (including appeals to their respective appellate courts) arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Courts of the State of New York or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         16.15 Certain Obligations. Whenever this Agreement or any Ancillary Agreement requires that any Affiliate of Polo or any Media Member take any action, including in the case of Polo, Licensor under the License Agreement, this Agreement and such Ancillary Agreement will be deemed to include an undertaking on the part of Polo or such Media Member to cause such Affiliate to take such action.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              POLO RALPH LAUREN CORPORATION

                              By:
                                 Name:
                                 Title:


                              NATIONAL BROADCASTING COMPANY, INC.

                              By:
                                 Name:
                                 Title:


                              VALUEVISION INTERNATIONAL, INC.

                              By:
                                 Name:
                                 Title:


                              NBC INTERNET, INC.

                              By:
                                 Name:
                                 Title:


                              CNBC.COM  LLC

                              By:
                                 Name:
                                 Title:


                              JEFFREY D. MORGAN


                              By:
                                 Title:

                                                                       EXHIBIT A
                                                                       ---------


Name and Address of Member              Class of             Initial Membership
                                        Membership               Interest and
                                         Interest                Sharing Ratio
--------------------------------------------------------------------------------
National Broadcasting Company, Inc.     Class A                  24.25%
30 Rockefeller Plaza
New York, New York  10112
Telephone:  (212) 664-4444
Fax:  (212) 977-7165
--------------------------------------------------------------------------------
Polo Ralph Lauren Corporation           Class A                  48.5%
650 Madison Avenue
New York, New York  10022
Telephone:  (212) 318-7000
Fax:  (212) 318-7183
--------------------------------------------------------------------------------
ValueVision International, Inc.         Class A                  12.125%
6740 Shady Oak Road
Eden Prairie, Minnesota  55344
Telephone:  (612) 947-5200
Fax:  (612) 947-0188
--------------------------------------------------------------------------------
NBC Internet, Inc.                      Class A                  9.7%
1 Beach Street
San Francisco, California  94133
Telephone:  (415) 875-7907
Fax:  (415) 392-9088
--------------------------------------------------------------------------------
CNBC.com                                Class A                  2.425%
2200 Fletcher Avenue
Fort Lee, New Jersey  07024
Telephone:  (201) 585-2622
Fax:  (201) 346-5834
--------------------------------------------------------------------------------
Jeffrey D. Morgan                       Class B                  3%
3 Searles Road
Darien, CT 06820
Telephone:  (203) 655-7003
--------------------------------------------------------------------------------